                                                                    Exhibit 10.2

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                           FIRST AMENDED AND RESTATED

                             REIMBURSEMENT AGREEMENT

                                      among

                          RENAISSANCE REINSURANCE LTD.
                        RENAISSANCE REINSURANCE OF EUROPE
                             GLENCOE INSURANCE LTD.
                            DAVINCI REINSURANCE LTD.
                               as Account Parties,

                          RENAISSANCERE HOLDINGS LTD.,

                            THE LENDERS NAMED HEREIN,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
           as Issuing Bank, Collateral Agent and Administrative Agent,

                         NATIONAL AUSTRALIA BANK, LTD.,
                        ING BANK, N.V., LONDON BRANCH and
                                BARCLAYS BANK PLC
                           as Co-Documentation Agents

                 $600,000,000 Secured Letter of Credit Facility

                            WACHOVIA SECURITIES, INC.
                       Sole Book Runner and Lead Arranger

                           Dated as of March 31, 2004

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                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                                   ARTICLE II

                   AMOUNTS AND TERMS OF THE LETTERS OF CREDIT

                                   ARTICLE III

            CONDITIONS OF LENDING AND ISSUANCES OF LETTERS OF CREDIT

Section 3.01      Conditions Precedent to Restatement Effective Date.............................................44
Section 3.02      Conditions Precedent to Each Issuance, Extension or Increase of a Letter of Credit.............47

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                                   ARTICLE VI

                        FINANCIAL AND NEGATIVE COVENANTS

                                       ii

                                   ARTICLE VII

                                EVENTS OF DEFAULT

                                  ARTICLE VIII

                                   THE AGENTS

                                   ARTICLE IX

                                  MISCELLANEOUS

                                      iii

SCHEDULES AND EXHIBITS

Schedule I              L/C Commitments and Lending Offices
Schedule II             Methodology for Calculation of Collateral Values
Schedule III            Tangible Net Worth Thresholds
Schedule 4.01(a)        Ownership of Account Parties
Schedule 4.01(b)        Subsidiaries
Schedule 4.04           Consents and Approvals
Schedule 4.05           Litigation and Contingent Liabilities
Schedule 4.06(d)        Absence of Changes
Schedule 4.14           Insurance Licenses
Schedule 4.15           Taxes

Exhibit A               Form of Accession Agreement
Exhibit B               Form of Assignment and Acceptance
Exhibit C               Form of Compliance Certificate
Exhibit D               Form of Pledge Agreement
Exhibit E               Form of Control Agreement
Exhibit F               Form of RenRe Agreement
Exhibit G-1             Form of RIHL Agreement
Exhibit G-2             Form of RIHL Pledge Agreement
Exhibit G-3             Form of RIHL Control Agreement
Exhibit H               Form of Collateral Value Report
Exhibit I-1             Form of Opinion of Willkie Farr & Gallagher
Exhibit I-2             Form of Opinion of Conyers, Dill & Pearman
Exhibit I-2A            Form of Opinion of A&L Goodbody

                                       iv

                           FIRST AMENDED AND RESTATED
                             REIMBURSEMENT AGREEMENT

         FIRST AMENDED AND RESTATED REIMBURSEMENT AGREEMENT dated as of March
31, 2004, among RENAISSANCE REINSURANCE LTD., a Bermuda company ("RRL")
RENAISSANCE REINSURANCE OF EUROPE, a company incorporated in Ireland ("RRE"),
GLENCOE INSURANCE LTD., a Bermuda company ("Glencoe"), and DAVINCI REINSURANCE
LTD., a Bermuda company ("DaVinci"), (RRL, RRE, Glencoe and DaVinci, each an
"Account Party"), RENAISSANCERE HOLDINGS LTD., a Bermuda company ("RenRe"), the banks and financial institutions listed on the signature pages hereto or that become parties hereto after the date hereof (collectively, the "Lenders"),
WACHOVIA BANK, NATIONAL ASSOCIATION ("Wachovia"), as Issuing Bank (as
hereinafter defined), NATIONAL AUSTRALIA BANK, LTD., ING BANK, N.V., LONDON
BRANCH and BARCLAYS BANK PLC, as co-documentation agents (the "Co-Documentation
Agents"), Wachovia, as collateral agent (the "Collateral Agent"), and Wachovia, as administrative agent (together with any successor administrative agent appointed pursuant to ARTICLE VII, the "Administrative Agent" and, together with the Co-Documentation Agents and the Collateral Agent, the "Agents") for the
Lenders.

                             PRELIMINARY STATEMENTS:

         A. The Account Parties have requested that the Issuing Bank and the
Lenders make available to the Account Parties a secured letter of credit facility in an initial amount of up to $600,000,000 to provide for the issuance of letters of credit for the account of one or more of the Account Parties. The
Issuing Bank and the Lenders have indicated their willingness to agree to make such letters of credit available on the terms and conditions of this Agreement and the other Credit Documents, including the requirement that each Account
Party fully collateralize its several letter of credit obligations with a perfected first priority security interest in satisfactory collateral, including cash, eligible marketable securities and (so long as certain conditions are met)
Redeemable Preference Shares of Renaissance Investment Holdings Ltd., a Bermuda
company ("RIHL").

         B. This Agreement amends and restates the reimbursement agreement dated as of December 20, 2002, as amended, among the Account Parties, Timicuan
Reinsurance Ltd., RenRe, the lenders party thereto, Wachovia and certain other named agents party thereto (such reimbursement agreement, as amended up to but not including the date hereof, the "Existing Agreement").

         C. Each of the Account Parties is a holder of such Redeemable
Preference Shares, and wishes to pledge sufficient Redeemable Preference Shares to the Collateral Agent to secure such Account Party's obligations to the Agents and the Lenders in connection with this letter of credit facility. Each Account
Party's Redeemable Preference Shares are held in a separate custodial account with Mellon and will be pledged to the Collateral Agent pursuant to a Pledge
Agreement in favor of the Collateral Agent for such Account Party, and a related
Control Agreement among such Account Party, Mellon and the Collateral Agent.

         D. RIHL's sole business is to invest in a portfolio of high quality marketable securities as described in RIHL's Private Placement Memorandum. RIHL will provide certain undertakings to the Agents and Lenders pursuant to the RIHL
Agreement in support of this letter of credit facility, including maintenance of its status as a single purpose company and its agreement to redeem the pledged
Redeemable Preference Shares as required by the Collateral Agent after the occurrence of certain events.

         E. RIHL will also agree in the RIHL Agreement to guarantee the obligations of one or more of the Account Parties under this letter of credit facility upon the occurrence of certain events with respect to RIHL or the
Account Parties. RIHL will secure its obligations under such guaranty by pledging an allocable portion of RIHL's assets to the Collateral Agent pursuant to the RIHL Pledge Agreement in favor of the Collateral Agent, and a related
Control Agreement among RIHL, Mellon and the Collateral Agent.

         F. All of the common shares of RIHL are owned by RenRe, and the day-to-
day investment activities of RIHL are managed by Renaissance Underwriting
Managers Ltd., a Bermuda company ("RUM"), which is a wholly owned subsidiary of
RenRe. RenRe and RUM will provide certain undertakings to the Agents and Lenders pursuant to the RenRe Agreement in support of this letter of credit facility, including exercise of their control over RIHL to cause RIHL to comply with its obligations under the Credit Documents and maintenance of RIHL's status as a single purpose company.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Accepting Lenders" as the meaning specified in SECTION 2.19.

         "Account Parties" means the parties specified as such in the recital of parties to this Agreement, together with such other Subsidiaries and Affiliates of RenRe that become Account Parties from time to time upon the request of RenRe and with the express written consent of the Administrative Agent and the Issuing
Bank (and compliance with all conditions of such consent, including becoming a party to each applicable Credit Document as an Account Party by executing an
Accession Agreement in the form of EXHIBIT A).

         "Administrative Agent" has the meaning specified in the recital of parties to this Agreement, and all successors and permitted assigns in such capacity.

         "Affected Lender" means any Lender that has made, or notified RenRe that an event or circumstance has occurred which may give rise to, a demand for compensation under SECTION

2.06(A) or (B) or SECTION 2.08 (but only so long as the event or circumstance giving rise to such demand or notice is continuing).

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such
Person. For purposes of this definition, the term "control" (including the terms
"controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 20% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting
Interests, by contract or otherwise.

         "Agents" has the meaning specified in the recital of parties to this
Agreement.

         "Agreement" means this Reimbursement Agreement, as amended, modified or supplemented from time to time.

         "Annual Statement" means the annual financial statement of an Insurance
Company as required to be filed with the BMA (or similar Governmental Authority)
of such Insurance Company's domicile, together with all exhibits or schedules filed therewith, prepared in conformity with SAP.

         "Applicable Account Party" with respect to any outstanding or proposed
Letter of Credit means the Account Party for the account of which such Letter of
Credit was or is proposed to be issued.

         "Arranger" means Wachovia Securities, Inc.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative
Agent, in accordance with SECTION 9.05 and in substantially the form of EXHIBIT
B hereto.

         "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

         "Available Amount" shall mean, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time
(regardless of whether any conditions for drawing could then be met).

         "Bankruptcy Law" means any proceeding of the type referred to in
SECTIONS 7.01(E) or 7.02(F) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

         "Base Rate" means the higher of (a) the per annum interest rate publicly announced from time to time by Wachovia in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, and (b) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

         "BMA" means the Bermuda Monetary Authority or similar Governmental
Authority in the applicable jurisdiction.

         "Business Day" means any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina, New
York, New York, Pittsburgh, Pennsylvania, London, England, and/or Hamilton,
Bermuda are required by law to be closed.

         "Bye-laws" means the bye-laws of RIHL as in existence on the Effective
Date or as otherwise modified with the prior written consent of the Required
Lenders.

         "Cash Collateral Account" has the meaning specified in SECTION 2.17.

         "Catastrophe Bond" means (a) any note, bond or other Debt instrument or any swap or other similar agreement which has a catastrophe, weather or other risk feature linked to payments thereunder and (b) any equity interest in a
Person that is not a Subsidiary controlled, directly or indirectly, by RenRe for the sole purpose of investing in Debt of the type described in clause (a), which, in the case of Catastrophe Bonds purchased by RenRe or any of its
Subsidiaries, are purchased in accordance with its customary reinsurance underwriting procedures.

         "Change of Control" shall be deemed to have occurred if

         (a) with respect to RenRe, (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of RenRe occurs; (ii) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as
amended (the "Exchange Act"), is or becomes, directly or indirectly, the
"beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of securities of RenRe that represent 51% or more of the combined voting power of
RenRe's then outstanding securities; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of RenRe (together with any new directors whose election by the Board of Directors or whose nomination by the stockholders of RenRe was approved by a vote of the directors of RenRe then still in office who are either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the RenRe's Board of Directors then in office; and

         (b) with respect to any Account Party, RenRe shall at any time cease either to (i) control (directly or through Subsidiaries of RenRe) more than 50%
of the outstanding voting rights attached to the outstanding Equity Interests of such Account Party or (ii) otherwise possess (directly or indirectly) the exclusive power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Co-Documentation Agents" has the meaning specified in the recital of parties to this Agreement.

         "Collateral" means all the assets, property and interests in property that shall from time to time be pledged or be purported to be pledged as direct or indirect security for the Obligations pursuant to any one or more of the
Security Documents.

         "Collateral Agent" means Wachovia, in its capacity as collateral agent, for the benefit of itself, the other Agents and the Lenders, under the Security
Documents, and its successors and permitted Assigns in such capacity.

         "Collateral Assets" means assets that are eligible to be pledged as security for the Obligations pursuant to any one or more of the Security
Documents.

         "Collateral Value" means, for any Business Day as of which it is being calculated, (a) for Redeemable Preference Shares, the Net Asset Value of such shares multiplied by the applicable "RIHL Ratings Factor" set forth in SCHEDULE
II, provided that after the Collateral Agent redeems the Redeemable Preference
Shares of an Account Party upon a Substitution Event, Suspension Event, Default or Event of Default with respect to such Account Party, the Redeemable
Preference Shares owned by such Account Party shall no longer be eligible to be counted towards required Collateral Value unless the Collateral Agent shall, in its sole discretion, otherwise agree, (b) for each category of Collateral set forth on SCHEDULE II, an amount equal to the "Eligible Percentage" of the market value (or, as to cash, the dollar amount) thereof set forth opposite such category of Collateral on SCHEDULE II, and (c) for the Collateral, in the
aggregate, the sum of such amounts, in each case as of the close of business on the immediately preceding Business Day or, if such amount is not determinable as of the close of business on such immediately preceding Business Day, as of the close of business on the most recent Business Day on which such amount is determinable, which Business Day shall be not more than two (2) Business Days prior to the Business Day as of which the Collateral Value is being calculated;
provided that the calculation of the Collateral Value shall be further subject to the terms and conditions set forth on SCHEDULE II; and provided further that no Collateral (including without limitation cash) shall be included in the calculation of the Collateral Value unless (i) the Collateral Agent has a first priority perfected Lien on and security interest in such Collateral pursuant to the Security Documents, except for Permitted Liens, and (ii) there shall exist no other Liens (except Permitted Liens) on such Collateral.

         "Collateral Value Report" has the meaning specified in SECTION 2.16(B).

         "Compliance Certificate" means a fully completed and duly executed certificate in the form of EXHIBIT C.

         "Confidential Information" means information that any Credit Party furnishes to any Agent or any Lender, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by any Agent or any Lender of its obligations hereunder or that is or becomes available to such Agent or such Lender from a source other than the
Credit Parties that is not, to the best of such Agent's or such Lender's knowledge, acting in violation of a confidentiality agreement with a Credit
Party.

         "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person (outside the ordinary course of business) guarantees, endorses, acts as surety for or otherwise becomes or is contingently liable for
(by direct or indirect agreement, contingent or otherwise, to provide funds for payment by, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or for the payment of dividends or other distributions upon the shares of any other Person or undertakes or agrees
(contingently or otherwise) to purchase, repurchase, or otherwise acquire or become responsible for any Debt, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition of any other Person, or to make payment or transfer property to any other Person other than for fair value received; provided, however, that obligations of RenRe or any of its Subsidiaries under Primary Policies or
Reinsurance Agreements which are entered into in the ordinary course of business
(including security posted to secure obligations thereunder) shall not be deemed to be Contingent Liabilities of such Person for the purposes of this Agreement.
The amount of any Person's obligation under any Contingent Liability shall
(subject to any limitation set forth therein) be deemed to be the lesser of (i)
the outstanding principal amount (or maximum permitted principal amount, if larger) of the Debt, obligation or other liability guaranteed or supported thereby or (ii) the maximum stated amount so guaranteed or supported.

         "Control Agreements" means, collectively, the control agreements among
Mellon, the Collateral Agent and (respectively) each of the Account Parties and
RIHL, each substantially in the form of EXHIBIT E hereto, pursuant to which a
Lien on the Custodial Accounts and the contents thereof and all security entitlements related thereto securing the Obligations is perfected in favor of the Collateral Agent, as amended.

         "Covered Credit Party" has the meaning specified in the initial paragraph of ARTICLE IV.

         "Credit Documents" means this Agreement, the RenRe Agreement, the RIHL
Agreement, the Fee Letter, each Letter of Credit Agreement, each Security
Document, and, as delivered on the Restatement Effective Date, (i) the separate
Acknowledgment and Confirmation of Pledge Agreement and Control Agreement by
each Account Party and RIHL, (ii) the Acknowledgment and Confirmation of the
RIHL Agreement by RIHL and (iii) the Acknowledgment and Confirmation of the
RenRe Agreement by RenRe and RUM, in each case as amended.

         "Credit Parties" means the Account Parties, RIHL and RenRe.

         "Current Expiration Date" has the meaning specified in SECTION 2.19.

         "Custodial Account" means each custodial, brokerage or similar account of any Account Party maintained by the Custodian as a "securities account"
within the meaning of Section 8-501(a) of the Uniform Commercial Code for such
Account Party as the "entitlement holder" within the meaning of Section 8-102(7)
of the Uniform Commercial Code pursuant to a Custodial Agreement, on which (and on the contents of which) a Lien has been granted as security for the
Obligations.

         "Custodial Agreement" means each custodial or similar agreement between the Account Parties (or any of them) and the Custodian, pursuant to which one or more Custodial Accounts

are maintained, in form and substance as approved by the Administrative Agent in each case as amended.

         "Custodian" means Mellon or any successor thereto (in its capacity as custodian of the Custodial Accounts).

         "DaVinci" has the meaning specified in the recital of parties to this
Agreement.

         "Debt" means, with respect to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money or in respect of loans or advances (including, without limitation, any such obligation issued by such Person that qualify as Catastrophe Bonds described in clause (a) of the definition thereof net of any escrow established (whether directly or to secure any letter of credit issued to back such Catastrophe Bonds) in connection with such Catastrophe Bonds); (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations in respect of letters of credit which have been drawn but not reimbursed by the Person for whose account such letter of credit was issued, and bankers' acceptances issued for the account of such Person; (d) all obligations in respect of capitalized leases of such Person; (e) all net Hedging Obligations of such Person; (f)
whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services; (g) Debt of such Person secured by a Lien on property owned or being purchased by such Person (including Debt arising under conditional sales or other title retention agreements) whether or not such Debt is limited in recourse (it being understood, however, that if recourse is limited to such property, the amount of such Debt shall be limited to the lesser of the face amount of such Debt and the fair market value of all property of such Person securing such Debt); (h) any Debt of another Person secured by a Lien on any assets of such first Person, whether or not such Debt is assumed by such first
Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such Debt, the amount of the Debt of such person in connection therewith shall be limited to the lesser of the face amount of such Debt and the fair market value of all property of such Person securing such Debt); and (i) any Debt of a partnership in which such Person is a general partner unless such Debt is nonrecourse to such Person; provided that, notwithstanding anything to contrary contained herein, Debt shall not include
(v) Contingent Liabilities, (w) issued, but undrawn, letters of credit which have been issued to reinsurance cedents in the ordinary course of business, (x)
unsecured current liabilities incurred in the ordinary course of business and paid within 90 days after the due date (unless contested diligently in good faith by appropriate proceedings and, if requested by the Agent, reserved against in conformity with GAAP) other than liabilities that are for money borrowed or are evidenced by bonds, debentures, notes or other similar instruments (except as described in clause (v) or (w) above), (y) any obligations of such Person under any Reinsurance Agreement or any Primary Policy or (z) any Debt of RenRe which is subordinated in right of payment to the
Obligations, which Debt was issued to support the outstanding 8.54% Mandatorily
Redeemable Capital Securities issued by RenaissanceRe Capital Trust I in March
1997.

         "Default" shall mean any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

         "Defaulted Amount" means, with respect to any Lender at any time, any amount required to be paid by such Lender to any Agent or any other Lender hereunder or under any other Credit Document at or prior to such time that has not been so paid as of such time, including without limitation any amount required to be paid by such Lender to (a) the Issuing Bank pursuant to SECTION
2.02(D) to purchase a portion of a Letter of Credit Advance made by the Issuing
Bank and (b) any Agent or the Issuing Bank pursuant to SECTION 8.05 to reimburse such Agent or the Issuing Bank for such Lender's ratable share of any amount required to be paid by the Lenders to such Agent or the Issuing Bank as provided therein.

         "Defaulting Lender" means, at any time, any Lender that, at such time,
(a) owes a Defaulted Amount which continues to be unpaid one Business Day after notice from the Administrative Agent, or (b) shall take any action or be the subject of any action or proceeding of a type described in SECTION 7.01(E).

         "Department" means, with respect to any Reporting Company, the appropriate Governmental Authority of the jurisdiction of domicile for the primary delivery of Annual Statements.

         "Downgrade Account" has the meaning specified in SECTION 2.14(A).

         "Downgrade Event" means, with respect to any Lender, a reduction of the credit rating for the senior unsecured unsupported long-term debt of such Lender
(or, if no such rating exists, then a reduction of the long term issuer credit rating of such Lender) by S&P or Moody's, which would cause such lender to be a
Downgraded Lender.

         "Downgrade Notice" has the meaning specified in SECTION 2.14(A).

         "Downgraded Lender" means any Lender which has a credit rating of less than A- (in the case of S&P) or A3 (in the case of Moody's) for its senior unsecured unsupported long-term debt or which does not have any credit rating on such debt from one of S&P or Moody's; provided, that if at any time such Lender has no such senior unsecured unsupported long-term debt rating from either rating service but does have a long-term issuer credit rating from either or both services, then such Lender shall not be considered a Downgraded Lender so long as such long-term issuer credit rating remains at or above A- (in the case of S&P) or A3 (in the case of Moody's).

         "Draw Date" has the meaning specified in SECTION 2.03(A)(I).

         "Due Date" has the meaning specified in SECTION 2.03(A)(I).

         "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender, or (c) a commercial bank, a savings bank or other financial institution that is approved by the Administrative Agent and the Issuing Bank and, unless an Event of Default has occurred and is continuing at the time any assignment is effected pursuant to SECTION 9.05, RenRe (such approvals not to be unreasonably withheld or delayed); provided, however, that neither any Credit Party nor any Affiliate of a Credit Party shall qualify as an Eligible Assignee under this definition.

         "Equity Interests" means, with respect to any Person, shares of (or other capital stock of or ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such
Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including without limitation partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

         "ERISA Affiliate" means any Person (including any trade or business, whether or not incorporated) that would be deemed to be under "common control"
with, or a member of the same "controlled group" as, RenRe or any of its
Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the
Internal Revenue Code or Section 4001 of ERISA.

         "ERISA Event" means any of the following with respect to a Plan or
Multiemployer Plan, as applicable: (a) a Reportable Event with respect to a Plan or a Multiemployer Plan, (b) a complete or partial withdrawal by a Credit Party or any ERISA Affiliate from a Multiemployer Plan that results in liability under
Section 4201 or 4204 of ERISA, or the receipt by a Credit Party or any ERISA
Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (c) the distribution by a Credit Party or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (d) the commencement of proceedings by the PBGC under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by a Credit Party or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (e) the institution of a proceeding by any fiduciary of any Multiemployer Plan against a Credit Party or any ERISA
Affiliate to enforce Section 515 of ERISA, which is not dismissed within thirty
(30) days, or (f) the imposition upon a Credit Party or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of a Credit Party or any ERISA Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or
ERISA in respect of any Plan.

         "Event of Default" means any of the events specified in SECTIONS 7.01 and 7.02.

         "Excess Catastrophe Losses" means that part of any losses recognized by
RenRe or any of its Subsidiaries under the terms of any Catastrophe Bonds,
Reinsurance Agreements or other similar arrangements during any Fiscal Quarter that are in excess of $150,000,000.

         "Executive Officer" means, as to any Person, the president, the chief financial officer, the chief executive officer, the general counsel, the treasurer or the secretary.

         "Existing Agreement" has the meaning specified in the recitals hereto.

         "Expiration Date" shall mean March 30, 2005, as such date may be extended pursuant to SECTION 2.19.

         "Extension Request" has the meaning specified in SECTION 2.19.

         "Federal Funds Rate" shall mean, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal
Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the
Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

         "Fee Letter" means the fee letter dated March 12, 2004 among RenRe,
Wachovia and the Arranger.

         "Fiscal Year" means the fiscal year of each Credit Party ending on
December 31 in any calendar year.

         "Foreign Government Scheme or Arrangement" has the meaning specified in
SECTION 4.13(B).

         "Foreign Plan" has the meaning specified in SECTION 4.13(B).

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles
Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         "Glencoe" has the meaning specified in the recital of parties to this
Agreement.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                                       10

         "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources.

         "Hedging Obligations" means, with respect to any Person, the net liability of such Person under any futures contract or options contract
(including property catastrophe futures and options), interest rate swap agreements and interest rate collar agreements and all other agreements or arrangements (other than Retrocession Agreements and Catastrophe Bonds) designed to protect such Person against catastrophic events, fluctuations in interest rates or currency exchange rates.

         "Indemnified Party" has the meaning specified in SECTION 9.03(B).

         "Initial Effective Date" means December 20, 2002, the date upon which the Existing Agreement first became effective.

         "Insurance Code" means, with respect to any Insurance Company, the legislation under which insurance companies are regulated in such Insurance
Company's domicile and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time. References to sections of the Insurance Code shall be construed to also refer to successor sections.

         "Insurance Company" means any Subsidiary of RenRe or any other Account
Party which is licensed by any Governmental Authority to engage in the business of insurance or reinsurance by issuing Primary Policies or entering into
Reinsurance Agreements.

         "Insurance Policies" means policies purchased from insurance companies by RenRe or any of the Account Parties or their Subsidiaries, for its own account to insure against its own liability and property loss (including without limitation casualty, liability and workers' compensation insurance), other than
Retrocession Agreements.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "Investment Agreement" means the Investment Advisory Agreement dated
March 1, 2002 between RIHL and RUM, as amended as permitted by the Credit
Documents.

         "Issuing Bank" means Wachovia and any "New Issuing Bank" appointed in accordance with SECTION 2.15.

         "L/C Commitment" means, with respect to any Lender at any time, (a) the amount set forth opposite such Lender's name on SCHEDULE I hereto under the caption "L/C Commitments", (b) if such Lender has entered into one or more
Assignment and Acceptances, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to

                                       11

SECTION 9.05(D) as such Lender's "L/C Commitment" or (c) if such Lender is a New
Lender, the amount set forth on the signature page executed by such New Lender pursuant to SECTION 2.18, in each case, as such amount may be reduced at or prior to such time pursuant to SECTION 2.04.

         "L/C Participation Obligations" has the meaning specified in SECTION
2.15(A).

         "L/C Related Documents" has the meaning specified in SECTION
2.03(A)(I).

         "Lender" means each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereunder pursuant to
SECTION 9.05, and their respective successors and assigns.

         "Lending Office" means, with respect to any Lender, the office of such
Lender specified as its "Lending Office" opposite its name on Part 2 of SCHEDULE
I hereto or in the Assignment and Acceptance pursuant to which it became a
Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to RenRe and the Administrative Agent.

         "Letter of Credit Advance" has the meaning specified in SECTION
2.02(F).

         "Letter of Credit Agreement" has the meaning specified in SECTION
2.02(A).

         "Letter of Credit Exposure" at any time means the sum at such time of
(a) the aggregate outstanding amount of all Letter of Credit Advances, (b) the aggregate Available Amounts of all outstanding Letters of Credit and (c) the aggregate Available Amounts of all Letters of Credit which have been requested by an Account Party to be issued hereunder but have not yet been so issued.

         "Letter of Credit Outstandings" at any time means the sum at such time of (a) the aggregate outstanding amount of all Letter of Credit Advances and (b)
the aggregate Available Amounts of all outstanding Letters of Credit, in each case after giving effect to any issuance or renewal of a Letter of Credit occurring on the date of determination and any other changes in the aggregate amounts under clauses (a) and (b) above as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letter of Credit or any reductions in the maximum amount available for drawings under any Letter of Credit taking effect on such date.

         "Letter of Credit Participating Interest" has the meaning specified in
SECTION 2.02(D).

         "Letter of Credit Participating Interest Commitment" has the meaning specified in SECTION 2.02(D).

         "Letter of Credit Participating Interest Percentage" means, for any
Lender, a fraction, expressed as a percentage, the numerator of which is such
Lender's L/C Commitment and the denominator of which is the aggregate L/C
Commitments of all the Lenders.

         "Letters of Credit" has the meaning specified in SECTION 2.01.

                                       12

         "Licenses" has the meaning specified in SECTION 4.14.

         "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including without limitation the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

         "Margin Stock" has the meaning specified in Regulation U or X.

         "Material Adverse Effect" means a material adverse effect on (a) the assets, business, financial condition or operations of any applicable Credit
Party and its Subsidiaries taken as a whole, provided, however, that, so long as no violation of SECTION 6.01 (in the case of RenRe or DaVinci) and no Suspension
Event of the type described in clause (c) of the definition thereof (in the case of any other Credit Party) shall have occurred and be continuing as a result thereof, the occurrence of losses that give rise to or result in Excess
Catastrophe Losses shall not be deemed to have a Material Adverse Effect, (b)
the rights and remedies of the Administrative Agent, the Collateral Agent, the
Issuing Bank or any Lender under any Credit Document, (c) the enforceability of the Credit Documents or the Lien of the Security Document on the Collateral or
(d) the ability of the Credit Parties, taken as a whole, to perform in any material respect their obligations under the Credit Documents (including, in each case and without limitation, as may result from any non-monetary judgment or order for which a stay of enforcement, by reason of a pending appeal or otherwise, shall not be in effect for any period of 30 consecutive days).

         "Material Insurance Company" means (a) an Insurance Company which is also a Material Subsidiary and (b) each other Account Party which is an
Insurance Company.

         "Material Subsidiary" means RRL and any other Subsidiary of RenRe
(other than Stonington Insurance Company) which either (a) as of the end of the most recently completed Fiscal Year of the RenRe for which audited financial statements are available, has assets that exceed 10% of the total consolidated assets of RenRe and all its Subsidiaries as of the last day of such period or
(b) for the most recently completed Fiscal Year of RenRe for which audited financial statements are available, has revenues that exceed 10% of the consolidated revenue of RenRe and all of its Subsidiaries for such period, provided that Stonington Insurance Company and its Subsidiaries shall be excluded for purposes of determining whether Glencoe U.S. Holdings, Inc. is a
Material Subsidiary.

         "Mellon" means Mellon Bank, N.A.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a multiemployer plan, as defined in Section
4001(a)(3) of ERISA, to which a Credit Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Net Asset Value" means with respect to Redeemable Preference Shares, the "Net Asset Value" of such shares as defined in and determined pursuant to the RIHL Bye-laws.

                                       13

         "Net Worth" means at any date with respect to a Person the sum of (a)
the shareholders equity of such Person, calculated in accordance with GAAP, plus
(b) in the case of RenRe only, the outstanding 8.54% Mandatorily Redeemable
Capital Securities issued by RenaissanceRe Capital Trust I in March 1997, plus
(c) any other preferred shares of such Person and its consolidated Subsidiaries which shall not be redeemable before the Expiration Date.

         "New Issuing Bank" has the meaning specified in SECTION 2.15.

         "New Lender" has the meaning specified in SECTION 2.18.

         "Non-U.S. Lender" has the meaning specified in SECTION 2.08(E).

         "Obligations" means all obligations of every nature of the Credit
Parties from time to time owing, due or payable to any Agent, the Issuing Bank or any Lender under this Agreement or any of the other Credit Documents, whether for principal, reimbursement for payments made under Letters of Credit, interest
(including, to the greatest extent permitted by law, post-petition interest), commissions, fees, expenses, indemnities or any other obligations, and whether now existing or hereafter incurred, created or arising and whether direct or indirect, absolute or contingent, or due or to become due (including obligations of performance).

         "Old Issuing Bank" has the meaning specified in SECTION 2.15.

         "Ordinary Course Litigation" has the meaning specified in SECTION 4.05.

         "Organization Documents" means, (a) with respect to any company or corporation, the memorandum of association, the certificate or articles of incorporation, the bylaws or bye-laws (or equivalent of comparable constitutive documents with respect to any non-U.S. jurisdiction), any certificate of determination or instrument relating to the rights of preferred shareholders of such company or corporation and any shareholder rights agreement; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "Other Taxes" has the meaning specified in SECTION 2.08(B).

         "Payment Date" has the meaning specified in SECTION 2.03(A).

         "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

         "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced or which are being contested in good faith by appropriate proceedings and with appropriate reserves: (a) Liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Liens incurred in the ordinary course of business in favor of financial intermediaries and clearing

                                       14

agents pending clearance of payments for investments; and (c) the Liens created in favor of the Collateral Agent under the Security Documents.

         "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Plan" means any "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA
(other than a Multiemployer Plan) and to which an Account Party or any ERISA
Affiliate may have any liability.

         "Pledge Agreements" means, collectively, the Pledge and Security
Agreements made by each of the Account Parties and RIHL in favor of the
Collateral Agent, in substantially the form of EXHIBIT D or EXHIBIT G-2 (as applicable), as amended.

         "PPM" means the Private Placement Memorandum of RIHL dated March 2004 in the form delivered to the Administrative Agent on the Restatement Effective
Date, as amended as permitted by the Credit Documents.

         "Primary Policies" means any insurance policies issued by an Insurance
Company.

         "Pro Rata" means from and to the Lenders in accordance with their respective Letter of Credit Participating Interest Percentages.

         "Pro Rata Share" means, for any Lender, its share determined Pro Rata, in accordance with the definition of the term "Pro Rata."

         "Purchasing Lenders" has the meaning specified in SECTION 2.19.

         "Redeemable Preference Shares" means the redeemable preference shares,
$1.00 par value, issued by RIHL as described in the RIHL Bye-laws.

         "Register" has the meaning specified in SECTION 9.05(D).

         "Regulation U or X" means Regulation U or Regulation X of the Board of
Governors of the Federal Reserve System, as in effect from time to time.

         "Reimbursement Obligation" has the meaning specified in SECTION
2.03(A)(I).

         "Reinsurance Agreements" means any agreement, contract, treaty, certificate or other arrangement whereby RenRe or any Subsidiary agrees to assume from or reinsure an insurer or reinsurer all or part of the liability of such insurer or reinsurer under a policy or policies of insurance issued by such insurer or reinsurer, including (for purposes of this Agreement) Catastrophe
Bonds and the Catastrophic Aggregate of Loss Reinsurance Contract effective July
22, 1998, as endorsed from time to time, among Renaissance Reinsurance Ltd.,
Glencoe Insurance Ltd. and Pascal Reinsurance Ltd. (which contract for purposes of this Agreement shall be deemed to have been issued in the ordinary course of business of such Insurance Subsidiaries).

                                       15

         "Rejected Amount" has the meaning specified in SECTION 2.19.

         "Rejecting Lenders" has the meaning specified in SECTION 2.19.

         "RenRe" has the meaning specified in the recital of parties to this
Agreement.

         "RenRe Agreement" means the agreement made by RenRe and RUM in favor of the Administrative Agent and the Lenders, in substantially the form of EXHIBIT
F, as amended.

         "Relevant Shares" has the meaning specified in the Bye-laws of RIHL.

         "Reportable Event" means (a) any "reportable event" within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of
ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Internal Revenue Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code),
(b) any such "reportable event" subject to advance notice to the PBGC under
Section 4043(b)(3) of ERISA, (c) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal
Revenue Code, and (d) a cessation of operations described in Section 4062(e) of
ERISA.

         "Reporting Company" means RRL, each other Material Insurance Company and, if then a Subsidiary, Stonington Insurance Company.

         "Required Lenders" means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) aggregate principal amount of the
Letter of Credit Advances outstanding at such time and (b) the aggregate
Available Amount of all Letters of Credit outstanding at such time, or, if no such principal amount and no Letters of Credit are outstanding at such time,
Lenders having L/C Commitments constituting at least a majority in interest of the aggregate of the L/C Commitments; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (i) the aggregate principal amount of the interest of such Lender in Letter of Credit Advances outstanding at such time, (ii) such Lender's Pro Rata Share of the aggregate Available
Amount of all Letters of Credit outstanding at such time and (iii) the Unused
L/C Commitment of such Lender at such time.

         "Requirements of Law" for any Person means the Organization Documents of such Person, and any law, treaty, rule, ordinance or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" means the Chairman, Chief Executive Officer,
President, Chief Financial Officer, Chief Accounting Officer, Treasurer or
General Counsel of RenRe, RIHL or an Account Party, as applicable.

         "Restatement Effective Date" means the first date on which the conditions set forth in ARTICLE III shall have been satisfied.

                                       16

         "Retrocession Agreements" means any agreement, treaty, certificate or other arrangement whereby any Insurance Company cedes to another insurer all or part of such Insurance Company's liability.

         "RIHL" has the meaning specified in the preliminary statements to this agreement.

         "RIHL Agreement" means the agreement made by RIHL in favor of the
Administrative Agent, the Administrative Agent and the Lenders, in substantially the form of EXHIBIT G-1, as amended.

         "RIHL Control Agreement" means the control agreement among Mellon, the
Collateral Agent and RIHL, substantially in the form of EXHIBIT G-3, pursuant to which a Lien on the RIHL Custodial Account and the contents thereof and all security entitlements related thereto securing the RIHL Obligations is perfected in favor of the Collateral Agent, as amended.

         "RIHL Custodial Agreement" means the Custodial Agreement dated December
28, 2001, between RIHL and Mellon.

         "RIHL Pledge Agreement" means the Pledge and Security Agreement, dated
December 20, 2002, made by RIHL in favor of the Collateral Agent, in substantially the form of EXHIBIT G-2, as amended.

         "RIHL Guaranty" has the meaning specified in SECTION 2.16(A).

         "RRE" has the meaning specified in the recital of parties to this
Agreement.

         "RRL" has the meaning specified in the recital of parties to this
Agreement.

         "RUM" has the meaning specified in the preliminary statements to this agreement.

         "SAP" means, as to each Insurance Company, the statutory accounting practices prescribed or permitted by the Insurance Code of such Insurance
Company's domicile for the preparation of Annual Statements and other financial reports by insurance corporations of the same type as such Insurance Company.

         "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

         "Security Documents" means, collectively, (i) the Pledge Agreements and all other security agreements, pledge agreements, charges and mortgages at any time creating or evidencing the Liens securing the Obligations, and (ii) the
Control Agreements and all other control agreements and similar agreements pursuant to which a Lien on a Custodial Account (and on the contents thereof) or other Collateral securing the Obligations is perfected in favor of the
Collateral Agent, and (iii) the RIHL Agreement, the RIHL Pledge Agreement and
the RIHL Control Agreement, in each case, as amended.

         "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including

                                       17

without limitation contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation
(irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; provided, however, that neither
DaVinciRe Holdings Ltd. (so long as its only material asset is the shares of
DaVinci) nor DaVinci shall be deemed to be a Subsidiary of RenRe.

         "Substitution Event" means, with respect to an Account Party, any of the following events: (a) in the case of an Account Party which as of the
Restatement Effective Date has or thereafter obtains a rating from A.M. Best, failure of such Account Party to maintain such rating at A- or better, (b) in the case of DaVinci, a Change of Control shall occur, (c) RIHL shall cease to have a credit rating from S&P of AA- or better, (d) the Tangible Net Worth of such Account Party shall be less than the "Substitution Event Tangible Net Worth
Threshold" for such Account Party as set forth in SCHEDULE III for any period of
30 consecutive days, (e) RIHL shall suspend making Net Asset Value determinations with respect to the Redeemable Preference Shares or shall change the basis on which Net Asset Value is determined without the prior written consent of the Administrative Agent (provided that the foregoing shall not permit an amendment of the Bye-laws without the consent of the Required Lenders, and the Administrative Agent hereby agrees to give the Lenders prompt notice of any such consent that would materially affect Net Asset Value determination),
(f) any holder of a Relevant Security Interest (as defined in the RIHL Bye-laws)
shall redeem more than $20,000,000 of Redeemable Preference Shares in one or more redemption transactions in any 30-day period, (g) the aggregate unencumbered Redeemable Preference Shares (whether held by an Account Party or any other Person) shall have a Net Asset Value that is less than 15% of the aggregate Net Asset Value of all of the outstanding Redeemable Preference
Shares, (h) such Account Party fails to maintain at all times ownership of
Redeemable Preference Shares unencumbered by any Liens, other than Permitted
Liens (but excluding Liens in favor of the Collateral Agent), and having an aggregate Net Asset Value of not less than 15% of the aggregate Letter of Credit
Outstandings of such Account Party (less the amount allocated to such Account
Party of any amount deposited into a Cash Collateral Account pursuant to SECTION
2.14(B)(III)), (i) any violation of the redemption restrictions for unencumbered
Redeemable Preference Shares set forth in EXHIBIT A to the RIHL Agreement or

                                       18

(j) a Default shall have occurred and be continuing under SECTION 7.01(E) or, with respect to such Account Party, SECTION 7.02(F).

         "Suspension Event" means, with respect to an Account Party, any of the following events: (a) the Collateral Value of such Account Party's Collateral shall be less than 95% of the Letter of Credit Outstandings of such Account
Party at any time, (b) the Collateral Value of such Account Party's Collateral shall be less than 100%, but greater than or equal to 95% of the Letter of
Credit Outstandings of such Account Party for more than 3 consecutive Business
Days, (c) the Tangible Net Worth of such Account Party shall be less than the
"Suspension Event Tangible Net Worth Threshold" for such Account Party as set forth in SCHEDULE III, (d) any development or change shall have occurred after
December 31, 2003 that has had or could reasonably be expected to have a
Material Adverse Effect with respect to RIHL or such Account Party or (e) with respect to DaVinci only, any of the Events of Default set forth in SECTION
7.01(F) shall have occurred and be continuing.

         "Tangible Net Worth" means at any date with respect to a Person, the
Consolidated shareholders' equity of such Person and its Consolidated
Subsidiaries determined as of such date in accordance with GAAP, plus in the case of RenRe only (a) the outstanding 8.54% Mandatorily Redeemable Capital
Securities issued by RenaissanceRe Capital Trust I in March 1997, plus (b) any other preferred shares of such Person and its consolidated Subsidiaries which shall not be redeemable before the date that is one year following the
Expiration Date, minus, to the extent included as assets in the determination of such stockholders' equity, any goodwill, patents, trademarks, copyrights, franchises, licenses, capitalized interest, debt discount and expense, amounts due from officers and directors, shareholders and Affiliates of such Person and any other items which would be treated as intangibles under GAAP, provided that such determination shall be made after giving effect to adjustments pursuant to
Statement No. 115 of the Financial Accounting Standards Board of the United
States of America.

         "Taxes" has the meaning specified in SECTION 2.08(A).

         "Termination Date" means the first date on which all of the following shall have occurred: (i) the termination of all Letter of Credit Participating
Interest Commitments and commitments to issue Letters of Credit, (ii) the termination or expiration of all Letters of Credit and (iii) the payment in full of all principal and interest with respect to Letter of Credit Advances together with all other amounts then due and owing under the Credit Documents.

         "Total Commitment" means at any time the lesser of (a) $600,000,000 (or such lesser amount as may be agreed in writing among RenRe, the Administrative
Agent and the Issuing Bank or greater amount as increased pursuant to SECTION
2.18) and (b) the aggregate amount of the L/C Commitments then in effect.

         "Uniform Commercial Code" has the meaning specified in the Pledge
Agreements or the Control Agreements, as applicable.

         "Unused L/C Commitment" means, with respect to any Lender at any time,
(a) such Lender's L/C Commitment at such time minus (b) such Lender's Pro Rata
Share of (i) the aggregate Available Amount of all Letters of Credit hereunder
(including without limitation all

                                       19

Existing Letters of Credit) and (ii) the aggregate principal amount of all
Letter of Credit Advances made by the Issuing Bank pursuant to SECTION 2.02(F)
and outstanding at such time (whether held by the Issuing Bank or the Lenders).

         "U.S. Government Securities" means securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America.

         "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         "Wachovia" has the meaning specified in the recital of parties to this
Agreement.

         Computation of Time Periods; Other Definitional Provisions. In this
Agreement and the other Credit Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".
References in the Credit Documents to any agreement or contract "as amended"
shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

         Accounting Principles. Unless otherwise defined or the context otherwise requires, all financial and accounting terms used herein or in any of the Credit Documents or any certificate or other document made or delivered pursuant hereto shall be defined in accordance with GAAP or SAP, as the context may require; provided, however, that for purposes of calculating the financial covenants, the financial statements required under SECTION 5.01(A) shall be adjusted so that DaVinciRe Holdings Ltd. and DaVinci Reinsurance Ltd. shall be accounted for under the equity method rather than consolidated as Subsidiaries.
When used in this Agreement, the term "financial statements" shall include the notes and schedules thereto. In addition, when used herein, the terms "best knowledge of" or "to the best knowledge of" any Person shall mean matters within the actual knowledge of such Person (or an Executive Officer or general partner of such Person) or which should have been known by such Person after reasonable inquiry.

                                   ARTICLE II
                   AMOUNTS AND TERMS OF THE LETTERS OF CREDIT

         Section 2.01 The Letters of Credit. Subject to and upon the terms and conditions herein set forth, so long as no Suspension Event, Default or Event of
Default has occurred and is continuing with respect to the Applicable Account
Party, the Issuing Bank will, at any time and from time to time on and after the
Restatement Effective Date and prior to the seventh day prior to the Expiration
Date, and upon request on behalf of an Account Party in accordance with the provisions of SECTION 2.02(A), issue for the account of such Account Party one or more irrevocable standby letters of credit in a form customarily used or otherwise approved by the Issuing Bank (together with all amendments, modifications and supplements thereto,

                                       20

substitutions therefor and renewals and restatements thereof, collectively, the
"Letters of Credit"). Notwithstanding the foregoing:

         (a) The Issuing Bank shall have no obligation to issue, and no Credit
Party will request the issuance of, any Letter of Credit hereunder if at the time of issuance of such Letter of Credit and after giving effect thereto, either (i) the aggregate Letter of Credit Exposure would exceed the lesser of
(x) the Total Commitment and (y) the aggregate Collateral Value, (ii) the total
Letter of Credit Exposure with respect to the Applicable Account Party would exceed the Collateral Value of the Collateral of such Account Party, or (iii)
any Lender's Pro Rata Share of the Available Amount of such Letter of Credit would exceed such Lender's Unused L/C Commitment.

         (b) The Issuing Bank shall have no obligation to issue, and no Credit
Party shall request the issuance of, any Letter of Credit except within the following limitations: (i) each Letter of Credit shall be denominated in U.S.
dollars, (ii) each Letter of Credit shall be payable only against sight drafts
(and not time drafts) and (iii) no Letter of Credit shall be issued that by its terms expires later than one year after its date of issuance (including all rights of the Applicable Account Party or the beneficiary to require renewal);
provided, however, that a Letter of Credit may, if requested on behalf of the
Applicable Account Party, provide by its terms, and on terms acceptable to the
Issuing Bank, for renewal for successive periods of one year or less unless and until the Issuing Bank shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit;

         (c) The Issuing Bank shall be under no obligation to issue any Letter of Credit if, at the time of such proposed issuance, (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any
Requirements of Law applicable to the Issuing Bank or any request or directive
(whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing
Bank refrain from, the issuance of letters of credit generally or such Letter of
Credit in particular or shall impose upon the Issuing Bank with respect to such
Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect on the Restatement
Effective Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Bank as of the Restatement
Effective Date and that the Issuing Bank in good faith deems material to it, or
(ii) the Issuing Bank shall have actual knowledge, or shall have received notice from any Lender, prior to the issuance of such Letter of Credit that one or more of the conditions specified in SECTIONS 3.01 (if applicable) or 3.02 are not then satisfied (or have not been waived in writing as required herein) or that the issuance of such Letter of Credit would violate the provisions of subsection
(A) above.

         (d) The Issuing Bank shall have no obligation to issue any letter of credit which is unsatisfactory in form, substance or beneficiary to the Issuing
Bank in the exercise of its reasonable judgment consistent with its customary practice.

                                       21

         Section 2.02  Issuance, Renewals, Drawings, Participations and
Reimbursement.

         (a) Request for Issuance. RenRe, on behalf of an Applicable Account
Party, may from time to time request, upon at least three Business Days' notice
(given not later than 11:00 A.M. Charlotte, North Carolina time on the last day permitted therefor), the Issuing Bank to issue or renew (other than any automatic renewal thereof) a Letter of Credit by:

                  (i) delivering to the Issuing Bank, with a copy to the
         Administrative Agent, either (x) a written request to such effect or
         (y) a request made in electronic form through the Issuing Bank's remote access system and in accordance with the terms and conditions
         (including any written agreements between the Issuing Bank and RenRe or the Applicable Account Party) applicable thereto, in each case specifying the date on which such Letter of Credit is to be issued
         (which shall be a Business Day), the expiration date thereof, the
         Available Amount thereof, the name and address of the beneficiary thereof and the requested form thereof, and in each case with a copy of such request (or, in the case of clause (y) above, a written or electronic summary thereof) to the Administrative Agent; and

                  (ii) in the case of the issuance of a Letter of Credit,
         delivering to the Issuing Bank a completed agreement and application with respect to such Letter of Credit as the Issuing Bank may specify for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"), together with such other certificates, documents and other papers or information as are specified in such Letter of
         Credit Agreement or as may be required pursuant to the Issuing Bank's customary practices for the issuance of letters of credit (including requirements relating to requests made through the Issuing Bank's remote access system).

In addition, RenRe shall deliver to the Administrative Agent a Collateral Value
Report not later than 11:00 A.M. Charlotte, North Carolina time on the Business
Day immediately preceding the date on which such Letter of Credit is to be issued.

         The Administrative Agent shall, promptly upon receiving a copy of the notice referred to in clause (i) above, notify the Lenders of such proposed
Letter of Credit or such proposed renewal of a Letter of Credit, and shall determine, as of 11:00 A.M. Charlotte, North Carolina time on the Business Day immediately preceding such proposed issuance, whether such proposed Letter of
Credit complies with the conditions set forth in SECTION 2.01 hereof. If such conditions set forth in SECTION 2.01 are not satisfied or if the Required
Lenders have given notice to the Administrative Agent to cease issuing or renewing Letters of Credit as contemplated by this Agreement, the Administrative
Agent shall immediately notify the Issuing Bank (in writing or by telephone immediately confirmed in writing) that the Issuing Bank is not authorized to issue or renew, as the case may be, such Letter of Credit. If the Issuing Bank issues or renews a Letter of Credit, it shall deliver the original of such
Letter of Credit to the beneficiary thereof or as RenRe, on behalf of the
Applicable Account Party, shall otherwise direct, and shall promptly notify the
Administrative Agent thereof and furnish a copy thereof to the Administrative
Agent. The Issuing Bank may issue Letters of Credit through any of its branches or Affiliates (whether domestic or foreign) that issue letters of credit, and
RenRe and each Account Party authorizes

                                       22

and directs the Issuing Bank to select the branch or Affiliate that will issue or process any Letter of Credit.

         (b) Request for Extension or Increase. RenRe, on behalf of an Account
Party, may from time to time request the Issuing Bank to extend the expiration date of an outstanding Letter of Credit issued for its account or increase (or, with the consent of the beneficiary, decrease) the Available Amount of such
Letter of Credit. Such extension or increase shall for all purposes hereunder
(including for purposes of SECTION 2.01 and SECTION 2.02(A)) be treated as though such Account Party had requested issuance of a new or replacement Letter of Credit (except only that the Issuing Bank may, if it elects, issue a notice of extension or increase in lieu of issuing a new Letter of Credit in substitution for the outstanding Letter of Credit).

         (c) Limitations on Issuance, Extension, Renewal and Amendment. As
between the Issuing Bank, on the one hand, and the Agents and the Lenders, on the other hand, the Issuing Bank shall be justified and fully protected in issuing or renewing a Letter of Credit unless it shall have received notice from the Administrative Agent as provided in SECTION 2.02(A) hereof that it is not authorized to do so (and, in the case of automatic renewals, ten days shall have passed following the date of the Issuing Bank's receipt of such notice), notwithstanding any subsequent notices to the Issuing Bank, any knowledge of a
Suspension Event or a Default or Event of Default, any knowledge of failure of any condition specified in ARTICLE III to be satisfied, any other knowledge of the Issuing Bank, or any other event, condition or circumstance whatsoever. The
Issuing Bank may amend, modify or supplement Letters of Credit or Letter of
Credit Agreements without the consent of, and without liability to, any Agent or any Lender, provided that any such amendment, modification or supplement that extends the expiration date of, or increases the Available Amount of or the amount available to be drawn on, an outstanding Letter of Credit shall be subject to SECTION 2.01. With respect to each Letter of Credit that remains outstanding at any time after the Expiration Date and that provides by its terms for automatic renewal, the Issuing Bank shall notify the beneficiary thereof, in accordance with the terms specified for such notice in such Letter of Credit, of the Issuing Bank's election not to renew such Letter of Credit.

         (d) Letter of Credit Participating Interests. Concurrently with the issuance of each Letter of Credit and without any further action by any party to this Agreement, the Issuing Bank automatically shall be deemed, irrevocably and unconditionally, to have sold, assigned, transferred and conveyed to each other
Lender, and each other Lender automatically shall be deemed, irrevocably and unconditionally, severally to have purchased, acquired, accepted and assumed from the Issuing Bank, without recourse to, or representation or warranty by, the Issuing Bank, an undivided interest, in a proportion equal to such Lender's
Pro Rata Share, in all of the Issuing Bank's rights and obligations in, to or under such Letter of Credit, the related Letter of Credit Agreement, each drawing made thereunder, all obligations of the Applicable Account Party under the Credit Documents with respect to such Letter of Credit, and all Collateral, guarantees and other rights from time to time directly or indirectly securing the foregoing (such interest of each Lender being referred to herein as a
"Letter of Credit Participating Interest"); provided, however, that the fees and charges relating to Letters of Credit described in SECTION 2.05(C)(II) and (III)
shall be payable directly to the Issuing Bank as provided therein, and the
Lenders shall have no right to receive any portion thereof. Each Lender irrevocably and unconditionally accepts and agrees to the terms set forth in the immediately

                                       23

preceding sentence, such agreement being herein referred to as such Lender's
"Letter of Credit Participating Interest Commitment". Upon any change in the
Commitments of any of the Lenders pursuant to SECTION 9.05, with respect to all outstanding Letters of Credit and Reimbursement Obligations there shall be an automatic adjustment to the participations pursuant to this Section to reflect the new pro rata shares of the assigning Lender and the Assignee. On the date that any New Lender becomes a party to this Agreement in accordance with SECTION
2.18, Letter of Credit Participating Interests in all outstanding Letters of
Credit held by each of the Lenders (other than the New Lender) shall be proportionately reallocated between such New Lender and the existing Lenders.
Notwithstanding any other provision hereof, each Lender hereby agrees that its obligation to participate in each Letter of Credit, its obligation to make the payments specified in SECTION 2.02(E), and the right of the Issuing Bank to receive such payments in the manner specified therein, are each absolute, irrevocable and unconditional and shall not be affected by any event, condition or circumstance whatever. The failure of any Lender to make any such payment shall not relieve any other Lender of its funding obligation hereunder on the date due, but no Lender shall be responsible for the failure of any other Lender to meet its funding obligations hereunder. On the Restatement Effective Date (i)
each outstanding Letter of Credit will continue in full force and effect as a
Letter of Credit issued under this Agreement and (ii) the Letter of Credit
Participating Interests shall automatically be reallocated to reflect the
Lenders' Letter of Credit Participating Interest Percentages at such time.

         (e) Payment by Lenders on Account of Unreimbursed Draws. If the
Issuing Bank makes a payment under any Letter of Credit and is not reimbursed in full on the date of such payment in accordance with SECTION 2.03(A), the Issuing
Bank may notify the Administrative Agent thereof (which notice may be by telephone), and the Administrative Agent shall forthwith notify each Lender
(which notice may be by telephone promptly confirmed in writing) thereof. No later than the Administrative Agent's close of business on the date such notice is given (if notice is given by 2:00 P.M. Charlotte, North Carolina time) or
10:00 A.M. Charlotte, North Carolina time the following day (if notice is given after 2:00 P.M. Charlotte, North Carolina time or in the case of any Lender whose Lending Office is located in Europe), each Lender will pay to the
Administrative Agent, for the account of the Issuing Bank, in immediately available funds, an amount equal to such Lender's Pro Rata Share of the unreimbursed portion of such payment by the Issuing Bank. Amounts received by the Administrative Agent for the account of the Issuing Bank shall be forthwith transferred, in immediately available funds, to the Issuing Bank. If and to the extent that any Lender fails to make such payment to the Administrative Agent for the account of the Issuing Bank on such date, such Lender shall pay such amount on demand, together with interest, for the Issuing Bank's own account, for each day from and including the date such payment is due from such Lender to the Issuing Bank to but not including the date of repayment to the Issuing Bank
(before and after judgment) at a rate per annum for each day (i) from and including the date of payment by the Issuing Bank to and including the date such payment is due from such Lender equal to the Federal Funds Rate and (ii)
thereafter equal to the rate of interest payable by the Applicable Account Party under SECTION 2.03(A)(I). For avoidance of doubt, it is understood and agreed by the Lenders that Letters of Credit issued prior to the Expiration Date may, by their terms, remain outstanding after the Expiration Date and that the obligations of the Lenders to make payments under this SECTION 2.02(E) shall continue from and after the Expiration Date until the expiration or termination of all Letters of Credit, subject to and in accordance with the terms hereof.

                                       24

         (f) Letter of Credit Advances. The term "Letter of Credit Advance" is used in this Agreement in accordance with the meanings set forth in this SECTION
2.02(F). The making of any payment by the Issuing Bank under a Letter of Credit is sometimes referred to herein as the making of a Letter of Credit Advance by the Issuing Bank in the amount of such payment. The making of any payment by a
Lender for the account of the Issuing Bank under SECTION 2.02(E) on account of an unreimbursed drawing on a Letter of Credit is also sometimes referred to herein as the making of a Letter of Credit Advance to the Applicable Account
Party by such Lender. The making of such a Letter of Credit Advance by a Lender with respect to an unreimbursed drawing on a Letter of Credit shall reduce, by a like amount, the outstanding Letter of Credit Advance of the Issuing Bank with respect to such unreimbursed drawing.

         (g) Letter of Credit Reports. The Issuing Bank will furnish to the
Administrative Agent prompt written notice of each issuance or renewal of a
Letter of Credit (including the Available Amount and expiration date thereof), amendment to a Letter of Credit, cancellation of a Letter of Credit and payment on a Letter of Credit. The Administrative Agent will furnish to each Lender prior to the tenth Business Day of each calendar quarter a written report (i)
summarizing issuance, renewal and expiration dates of Letters of Credit issued or renewed during the preceding calendar quarter, (ii) identifying payments and reductions in Available Amount during such calendar quarter and (iii) setting forth the average daily aggregate Available Amount during such calendar quarter.

         Section 2.03  Repayment of Letter of Credit Advances.

         (a) Account Parties' Reimbursement Obligation.

                  (i) Each Account Party hereby severally agrees to reimburse the Issuing Bank in immediately available funds (by making payment to the Administrative Agent for the account of the Issuing Bank in accordance with SECTION 2.07) in the amount of each payment made by the
         Issuing Bank under any Letter of Credit issued for such Account Party's account (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow, a "Reimbursement
         Obligation") no later than the third succeeding Business Day (the "Due
         Date") after the date such payment under such Letter of Credit is made by the Issuing Bank (the "Draw Date"), together with interest as provided below on the amount so paid by the Issuing Bank (to the extent not reimbursed prior to 1:00 P.M., Charlotte, North Carolina time, on the Draw Date) for the period from the Draw Date to the date the
         Reimbursement Obligation created thereby is satisfied in full (the
         "Payment Date"). If the Payment Date is on or prior to the Due Date, such interest shall be payable at the Base Rate as in effect from time to time during the period from the Draw Date to the Payment Date. If the Payment Date is after the Due Date, such interest shall be payable
         (x) at the Base Rate as in effect from time to time during the period from and including the Draw Date to and not including the Payment Date, and (y) at the Base Rate as in effect from time to time plus 2% from and including the Due Date to and not including the Payment Date. All such interest shall also be payable on demand. The Issuing Bank will provide the Administrative Agent, RenRe and the Applicable Account
         Party with prompt notice of any payment or disbursement made under any
         Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect the
         Applicable Account Party's

                                       25

         obligations under this Section or any other provision of this
         Agreement. The Administrative Agent will promptly pay to the Issuing
         Bank and the Lenders which have funded their respective shares of
         Reimbursement Obligation remaining unpaid by such Account Party any such amounts received by it under this Section. Such reimbursement obligation shall be payable without further notice, protest or demand, all of which are hereby waived, and an action therefor shall immediately accrue. Each Account Party acknowledges and agrees that it has in its Control Agreement unconditionally and irrevocably authorized the Collateral Agent to instruct the Custodian to redeem
         Redeemable Preference Shares or obtain and apply other Collateral of such Account Party to the payment of any Reimbursement Obligation not paid in full on the Draw Date as directed by the Collateral Agent;
         provided that, with respect to any Reimbursement Obligation of less than $25,000,000, the Collateral Agent shall not give the instruction for such a redemption if RenRe shall have given notice to the
         Administrative Agent on or before the Business Day first succeeding the Draw Date that the Reimbursement Obligation will be paid in cash on or before the Due Date and thereafter such payment is made.

                  (ii) The obligation of each Account Party to reimburse the
         Issuing Bank for any payment made by the Issuing Bank under any Letter of Credit issued for the account of such Account Party, and the obligation of each Lender under SECTION 2.02(E) with respect thereto, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, the applicable Letter of
         Credit Agreement and any other applicable agreement or instrument under all circumstances, including without limitation the following circumstances:

                           (A) any lack of validity or enforceability of any
                  Credit Document, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

                           (B) any change in the time, manner or place of
                  payment of, or in any other term of, all or any of the
                  obligations of any Account Party or any other Person in
                  respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the
                  L/C Related Documents;

                           (C) the existence of any claim, set-off, defense or
                  other right that any Account Party or any other Person may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such
                  beneficiary or any such transferee may be acting), the Issuing
                  Bank or any other Person, whether in connection with the
                  transactions contemplated by the L/C Related Documents or any unrelated transaction (including any underlying transaction between any Credit Party and the beneficiary named in any such
                  Letter of Credit);

                           (D) any statement or any other document presented
                  under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, any statement therein being untrue or inaccurate in any respect, any errors,
                  omissions,

                                       26

                  interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

                           (E) payment by the Issuing Bank under a Letter of
                  Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of
                  Credit or any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (provided that any draft, certificate or other
                  document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof), any
                  non-application or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

                           (F) any exchange, release or non-perfection of any
                  Collateral, or any release or amendment or waiver of or
                  consent to departure from the Security Documents, for all or any of the obligations of any Account Party or any other
                  Person in respect of the L/C Related Documents;

                           (G) the occurrence of any Substitution Event,
                  Suspension Event, Default or Event of Default; or

                           (H) any other circumstance or happening whatsoever,
                  whether or not similar to any of the foregoing, including
                  without limitation any other circumstance that might otherwise constitute a defense available to, or a discharge of, any
                  Account Party or a guarantor.

         (b) Rescission. If any amount received by the Issuing Bank on account of any Letter of Credit Advance, Reimbursement Obligation or other Obligation shall be avoided, rescinded or otherwise returned or paid over by the Issuing
Bank for any reason at any time, whether before or after the termination of this
Agreement (or the Issuing Bank believes in good faith that such avoidance, rescission, return or payment is required, whether or not such matter has been adjudicated), each Lender will (except to the extent a corresponding amount received by such Lender on account of its Letter of Credit Advance relating to the same payment on a Letter of Credit has been avoided, rescinded or otherwise returned or paid over by such Lender), promptly upon notice from the
Administrative Agent or the Issuing Bank, pay over to the Administrative Agent for the account of the Issuing Bank its Pro Rata Share of such amount, together with its Pro Rata Share of any interest or penalties payable with respect thereto.

         Section 2.04 Termination or Reduction of the L/C Commitments. RenRe
may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portion of the L/C Commitments;
provided, however, that each partial reduction (i) shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof,
(ii) shall be made ratably among the Lenders in accordance with their L/C
Commitments and (iii) shall automatically reduce the Total Commitment, as contemplated by the definition of that term.

                                       27

         Section 2.05      Fees.

         (a) Commitment Fee. The Account Parties and RenRe jointly and severally agree to pay to the Administrative Agent for the account of each
Lender a commitment fee, from the Restatement Effective Date until the
Expiration Date, payable in arrears quarterly on the last Business Day of each
March, June, September and December commencing June 30, 2004 and on the
Expiration Date, at a rate equal to 0.08% per annum on the average daily Unused
L/C Commitment of such Lender during such quarter (or shorter period); provided, however, that no commitment fee shall accrue on the L/C Commitment of a
Defaulting Lender so long as such Lender shall be a Defaulting Lender.

         (b) Administrative Agent's and Collateral Agent's Fees. The
Account Parties and RenRe jointly and severally agree to pay to the
Administrative Agent and the Collateral Agent for their own accounts such fees as are set forth in the Fee Letter and as may from time to time be agreed between RenRe and the Administrative Agent and Collateral Agent, respectively.

         (c) Letter of Credit Fees, etc.

                  (i) Each Account Party severally agrees to pay to the
         Administrative Agent for the account of each Lender a commission, payable in arrears quarterly on the last Business Day of each March,
         June, September and December commencing June 30, 2004, and on the
         Expiration Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter (or shorter period) of all Letters of Credit for the account of such Account Party outstanding from time to time at a rate equal to 0.30% per annum.

                  (ii) Each Account Party severally agrees to pay to the Issuing
         Bank, for its own account, a facing fee, payable in arrears quarterly on the last Business Day of each March, June, September and December commencing June 30, 2004, and on the Expiration Date, on the average daily aggregate of the Available Amount, less the Pro Rata Share of the
         Issuing Bank in its capacity as a Lender, during such quarter (or shorter period) of all Letters of Credit for the account of such
         Account Party outstanding from time to time at a rate equal to 0.03%
         per annum.

                  (iii) Each Account Party severally agrees to pay to the
         Issuing Bank, for its own account, the Issuing Bank's customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, relating to letters of credit as are from time to time in effect.

         Section 2.06      Increased Costs, etc.

         (a) If, due to either (i) the introduction of or any change in or in the interpretation of, in each case after the date hereof, any law or regulation or (ii) the compliance with any guideline or request issued after the date hereof from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to issue or of issuing or maintaining or participating in Letters of
Credit or the making of Letter of Credit Advances (excluding, for purposes of this SECTION 2.06, any such increased costs resulting from (x) Taxes or Other
Taxes (as to which SECTION 2.08 shall govern) and

                                       28

(y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Lending Office or any political subdivision thereof), then the Account Parties jointly and severally agree to pay, from time to time, within five days after demand by such Lender
(with a copy of such demand to the Administrative Agent), which demand shall include a statement of the basis for such demand and a calculation in reasonable detail of the amount demanded, to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to RenRe by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

         (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation, in each case after the date hereof, or (ii) the compliance with any guideline or request issued after the date hereof from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender as a result of or based upon the existence of such
Lender's commitment to lend hereunder and other commitments of such type, then, within five days after demand by such Lender or such corporation (with a copy of such demand to the Administrative Agent), which demand shall include a statement of the basis for such demand and a calculation in reasonable detail of the amount demanded, the Account Parties jointly and severally agree to pay to the
Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such
Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to RenRe by such Lender shall be conclusive and binding for all purposes, absent manifest error.

         (c) Each Lender shall promptly notify RenRe and the Administrative
Agent of any event of which it has actual knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such
Lender's good faith judgment, otherwise disadvantageous to such Lender) to mitigate or avoid any obligation by the Account Parties to pay any amount pursuant to SECTION 2.06(A) or (B) above or pursuant to SECTION 2.08(A) (and, if any Lender has given notice of any such event and thereafter such event ceases to exist, such Lender shall promptly so notify RenRe and the Administrative
Agent). Without limiting the foregoing, each Lender will designate a different
Lending Office if such designation will avoid (or reduce the cost to the Account
Parties of) any event described in the preceding sentence and such designation will not, in such Lender's good faith judgment, be otherwise disadvantageous to such Lender.

         (d) Notwithstanding the provisions of SECTION 2.06(A) or (B) or
SECTION 2.08 (and without limiting subsection (C) above), no Lender shall be entitled to compensation from the Account Parties for any amount arising prior to the date which is 90 days before the date on which such Lender notifies RenRe of such event or circumstance. As used in this SECTION 2.06 the term "Lender"
includes the Issuing Bank in its capacity as such.

                                       29

         Section 2.07      Payments and Computations.

         (a) The Account Parties (and RenRe, as applicable) shall make each payment hereunder irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. Charlotte, North Carolina time on the day when due, in
U.S. dollars, to the Administrative Agent in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by such Account Party is in respect of principal, interest, commitment fees or any other amount then payable hereunder to more than one Lender, to such Lenders for the account of their respective Lending Offices ratably in accordance with the amounts of such respective amount then payable to such Lenders and (ii) if such payment by such Account Party is in respect of any amount then payable hereunder to one Lender, to such Lender for the account of its Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to SECTION 9.05(D), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and
Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         (b) All computations of interest on Letter of Credit Advances (and any other amount payable by reference to the Base Rate) when the Base Rate is determined by reference to Wachovia's prime rate shall be made by the
Administrative Agent on the basis of a year of 365 or, if applicable, 366 days;
all other computations of interest, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days. All such computations shall be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding
Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fee or commission, as the case may be.

         Section 2.08      Taxes.

         (a) Any and all payments by any Credit Party hereunder or under any other Credit Document shall be made, in accordance with SECTION 2.07, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or

                                       30

foreign jurisdiction under the laws of which such Lender or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such
Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder being herein referred to as
"Taxes"). If any Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or to any Lender or any Agent, (i)
the sum payable by such Credit Party shall be increased as may be necessary so that after such Credit Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this SECTION 2.08) such Lender or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made,
(ii) such Credit Party shall make all such deductions and (iii) such Credit
Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, each Credit Party shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or any other Credit Document (herein referred to as "Other Taxes").

         (c) Each Credit Party shall indemnify each Lender and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this SECTION 2.08, imposed on or paid by such Lender or such Agent
(as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification payment shall be made within 10 days from the date such Lender or such Agent (as the case may be) makes written demand therefor.

         (d) Within 30 days after the date of any payment of Taxes, each Credit
Party shall furnish to the Administrative Agent, at its address referred to in
SECTION 9.02, the original or a certified copy of a receipt evidencing such payment.

         (e) If any Lender is incorporated or organized under the laws of a jurisdiction other than the United States of America or any state thereof (a
"Non-U.S. Lender") and is entitled to an exemption from or a reduction of United
States withholding tax pursuant to the Internal Revenue Code, such Non-U.S.
Lender will deliver to each of the Administrative Agent and RenRe, on or prior to the Restatement Effective Date (or, in the case of a Non-U.S. Lender that becomes a party to this Agreement as a result of an assignment after the
Restatement Effective Date, on the effective date of such assignment), (i) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section
881(c)(3)(A) of the Internal Revenue Code, a properly completed Internal Revenue
Service Form 4224, 1001, W-8BEN, W-8ECI or W-8EXP, as applicable (or successor forms), certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement and the other Credit Documents, together with a properly completed Internal Revenue
Service Form W-8 or W-9, as applicable (or successor forms), and (ii) in the case of a Non-U.S. Lender that is not a "bank" for purposes of Section
881(c)(3)(A) of the Internal Revenue Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and RenRe and to the effect that (x) such Non-U.S. Lender is not a "bank" for purposes of Section
881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been

                                       31

treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (y) is not a 10-percent shareholder for purposes of Section
881(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person for purposes of Section
881(c)(3)(C) of the Internal Revenue Code, together with a properly completed
Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms).
Each such Non-U.S. Lender further agrees to deliver to each of the
Administrative Agent and RenRe an additional copy of each such relevant form on or before the date that such form expires or becomes obsolete or after the occurrence of any event (including a change in its Lending Office) requiring a change in the most recent forms so delivered by it, in each case certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which event renders all such forms inapplicable or the exemption to which such forms relate unavailable and such Non-U.S. Lender notifies the Administrative Agent and RenRe that it is not entitled to receive payments without deduction or withholding of
United States federal income taxes. Each such Non-U.S. Lender will promptly notify the Administrative Agent and RenRe of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

         (f) The Credit Parties shall not be required to indemnify any Non-U.S.
Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of
United States federal withholding tax to the extent that (i) the obligation to withhold amounts with respect to United States federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement; provided, however, that this clause (i) shall not apply to the extent that (y) the indemnity payments or additional amounts any Lender would be entitled to receive
(without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Lender would have been entitled to receive in the absence of such assignment, participation or transfer, or (z) such assignment, participation or transfer was requested by RenRe, (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S.
Lender to comply with the provisions of SECTION 2.08(E) or (iii) any of the representations or certifications made by a Non-U.S. Lender pursuant to SECTION
2.08(E) are incorrect at the time a payment hereunder is made, other than by reason of any change in treaty, law or regulation having effect after the date such representations or certifications were made.

         (g) At RenRe's request and at the Credit Parties' cost, each Lender shall take reasonable steps (i) to contest such Lender's liability for Taxes that have not been paid or (ii) to seek a refund of Taxes. Nothing in this
SECTION 2.08 shall obligate any Lender to disclose any information regarding its tax affairs or computations to any Credit Party.

         (h) For any period with respect to which a Lender which may lawfully do so has failed to provide RenRe with the appropriate form described in SECTION
2.08(E) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under such section), such Lender shall not be entitled to indemnification under SECTION 2.08(A) or (C) with respect to Taxes

                                       32

imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, RenRe shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         Section 2.09 Sharing of Payments, etc. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to SECTION 9.05(A)) (a) on account of Obligations due and payable to such Lender hereunder at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such
Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder at such time) of payments on account of the
Obligations due and payable to all Lenders hereunder at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder at such time) of payments on account of the Obligations owing (but not due and payable) to all
Lenders hereunder at such time obtained by all of the Lenders at such time, such
Lender shall forthwith purchase from the other Lenders such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing
Lender, such purchase from each other Lender shall be rescinded and such other
Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share (according to the proportion of (A) the purchase price paid to such Lender to (B) the aggregate purchase price paid to all
Lenders) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (x) the amount of such other Lender's required repayment to (y) the total amount so recovered from the purchasing
Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Credit Party agrees that any
Lender so purchasing an interest or participating interest from another Lender pursuant to this SECTION 2.09 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender were the direct creditor of such Credit Party in the amount of such interest or participating interest, as the case may be.

         Section 2.10 Use of Letters of Credit. The Letters of Credit shall be used to support obligations under the Account Parties' insurance and reinsurance liabilities.

         Section 2.11  Defaulting Lenders.

         (a) In the event that, at any time, (i) any Lender shall be a
Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lenders and (iii) any Credit Party shall make any payment hereunder or under any other Credit Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lenders and to the fullest extent permitted by applicable law, apply at such time the amount so paid by such
Credit Party to

                                       33

or for the account of such Defaulting Lender to the payment of each such
Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the
Administrative Agent shall constitute for all purposes of this Agreement and the other Credit Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lenders, ratably in accordance with the respective portions of such
Defaulted Amounts payable at such time to the Administrative Agent and such other Lenders and, if the amount of such payment made by such Credit Party shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lenders, in the following order of priority:

                  first, to the Agents for any Defaulted Amounts then owing to the Agents in their capacities as such;

                  second, to the Issuing Bank for any amount then due and
                  payable to it, in its capacity as such, by such Defaulting
                  Lender, ratably in accordance with such amounts then due and payable to the Issuing Bank; and

                  third, to any other Lenders for any Defaulted Amounts then owing to such other Lenders, ratably in accordance with such respective Defaulted Amounts then owing to such other Lenders.

Any portion of such amount paid by such Credit Party for the account of such
Defaulting Lender remaining, after giving effect to the amount applied by the
Administrative Agent pursuant to this subsection (A), shall be applied by the
Administrative Agent as specified in subsection (B) of this SECTION 2.11.

         (b) In the event that, at any time, (i) any Lender shall be a
Defaulting Lender, (ii) such Defaulting Lender shall not then owe a Defaulted
Amount and (iii) any Credit Party, any Agent or other Lender shall be required to pay or distribute any amount hereunder or under any other Credit Document to or for the account of such Defaulting Lender, then such Credit Party or such
Agent or such other Lender shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow and the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by
it. Any funds held by the Administrative Agent in escrow under this subsection
(B) shall be deposited by the Administrative Agent in an account with Wachovia in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (B). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Wachovia's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (B). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to

                                       34

make any Letter of Credit Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Credit Documents to the Administrative Agent or any other Lender, as and when such Letter of Credit Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Letter of Credit Advances and amounts required to be made or paid at such time, in the following order of priority:

                  first, to the Agents for any amounts then due and payable by such Defaulting Lender to the Agents in their capacities as such;

                  second, to the Issuing Bank for any amount then due and
                  payable to it, in its capacity as such, by such Defaulting
                  Lender, ratably in accordance with such amounts then due and payable to such Issuing Bank; and

                  third, to any other Lenders for any amount then due and
                  payable by such Defaulting Lender to such other Lenders
                  hereunder, ratably in accordance with such respective amounts then due and payable to such other Lenders.

In the event that any Lender that is a Defaulting Lender shall cease to be a
Defaulting Lender and all amounts owing by such Lender to the Agents and the other Lenders shall have been paid in full, any funds held by the Administrative
Agent in escrow at such time with respect to such Lender shall be distributed by the Administrative Agent to such Lender and applied by such Lender to the
Obligations owing to such Lender at such time under this Agreement and the other
Credit Documents ratably in accordance with the respective amounts of such
Obligations outstanding at such time.

         (c) The rights and remedies against a Defaulting Lender under this
SECTION 2.11 are in addition to other rights and remedies that any Agent or any
Lender may have against such Defaulting Lender with respect to any Defaulted
Amount.

         Section 2.12 Replacement of Affected Lender. At any time any Lender is an Affected Lender, the RenRe may replace such Affected Lender as a party to this Agreement with one or more other Lenders and/or Eligible Assignees, and upon notice from RenRe such Affected Lender shall assign pursuant to an
Assignment and Acceptance, and without recourse or warranty (other than as to the absence of Liens arising by, through or under such Affected Lender), its L/C
Commitment, its Letter of Credit Advances, its obligations to fund Letter of
Credit payments, its participation in, and its rights and obligations with respect to, Letters of Credit, and all of its other rights and obligations hereunder to such other Lenders and/or Eligible Assignees for a purchase price equal to the sum of the principal amount of the Letter of Credit Advances so assigned, all accrued and unpaid interest thereon, such Affected Lender's ratable share of all accrued and unpaid fees payable pursuant to SECTION 2.05 and all other Obligations owed to such Affected Lender hereunder.

                                       35

         Section 2.13  Certain Provisions Relating to the Issuing Bank and
Letters of Credit.

         (a) Letter of Credit Agreements. The representations, warranties and covenants by the Account Parties under, and the rights and remedies of the
Issuing Bank under, any Letter of Credit Agreement relating to any Letter of
Credit are in addition to, and not in limitation or derogation of, representations, warranties and covenants by the Credit Parties under, and rights and remedies of the Issuing Bank and the Lenders under, this Agreement and applicable law. Each Account Party acknowledges and agrees that all rights of the Issuing Bank under any Letter of Credit Agreement shall inure to the benefit of each Lender to the extent of its Letter of Credit Participating
Interest Commitment and Letter of Credit Advances as fully as if such Lender was a party to such Letter of Credit Agreement. In the event of any inconsistency between the terms of this Agreement and any Letter of Credit Agreement, this
Agreement shall prevail.

         (b) Certain Provisions. The Issuing Bank shall have no duties or responsibilities to any Agent or any Lender except those expressly set forth in this Agreement, and no implied duties or responsibilities on the part of the
Issuing Bank shall be read into this Agreement or shall otherwise exist. The duties and responsibilities of the Issuing Bank to the Lenders and the Agents
under this Agreement and the other Credit Documents shall be mechanical and administrative in nature, and the Issuing Bank shall not have a fiduciary relationship in respect of any Agent, any Lender or any other Person. The
Issuing Bank shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any Credit Document or Letter of Credit, except to the extent resulting from the gross negligence or willful misconduct of the Issuing Bank, as finally determined by a court of competent jurisdiction. The Issuing Bank shall not be under any obligation to ascertain, inquire or give any notice to any Agent or any Lender relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Credit Document on the part of any Credit Party, (ii) the business, operations, condition (financial or otherwise) or prospects of the Credit
Parties or any other Person, or (iii) the existence of any Suspension Event,
Default or Event of Default. Each Credit Party assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its
officers, directors, employees or agents shall be liable or responsible for: (w)
the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (x) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (y) payment by the Issuing Bank against presentation of documents that do not strictly comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (z) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Applicable
Account Party shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to such Account Party, to the extent of any direct, but not consequential, damages suffered by such Account Party that such Account Party proves were caused by (a) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any
Letter of Credit comply with the terms of the Letter of Credit or (b) the
Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may

                                       36

accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Bank's gross negligence or willful misconduct, (1) the
Issuing Bank's acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, (2) the
Issuing Bank's exclusive reliance on the documents presented to it under such
Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (3) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Bank. The Issuing Bank shall not be under any obligation, either initially or on a continuing basis, to provide any Agent or any Lender with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement to be so furnished. The
Issuing Bank shall not be responsible for the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this
Agreement or any Credit Document.

         (c) Administration. The Issuing Bank may rely upon any notice or other communication of any nature (written, electronic or oral, including but not limited to telephone conversations and transmissions through the Issuing
Bank's remote access system, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any other Credit
Document) purportedly made by or on behalf of the proper party or parties, and the Issuing Bank shall not have any duty to verify the identity or authority of any Person giving such notice or other communication. The Issuing Bank may consult with legal counsel (including without limitation in-house counsel for the Issuing Bank or in-house or other counsel for the Credit Parties), independent public accountants and any other experts selected by it from time to time, and the Issuing Bank shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts. Whenever the Issuing Bank shall deem it necessary or desirable that a matter be proved or established with respect to any Credit
Party, any Agent or any Lender, such matter may be established by a certificate of such Credit Party, such Agent or such Lender, as the case may be, and the
Issuing Bank may conclusively rely upon such certificate. The Issuing Bank shall not be deemed to have any knowledge or notice of the occurrence of any
Suspension Event, Default or Event of Default unless the Issuing Bank has received notice from a Lender, an Agent or a Credit Party referring to this
Agreement, describing such Suspension Event, Default, or Event of Default and stating that such notice is a "notice of Default" or "notice of Suspension
Event".

         (d) Indemnification of Issuing Bank by Lenders. Each Lender hereby agrees to reimburse and indemnify the Issuing Bank and each of its directors, officers, employees and agents (to the extent not reimbursed by the Credit
Parties and without limitation of the

                                       37

obligations of the Credit Parties to do so), in accordance with its Pro Rata
Share, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including without limitation the reasonable fees and disbursements of counsel for the Issuing Bank or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Issuing Bank or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Issuing Bank, in its capacity as such, or such other Person, as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Credit Document or any Letter of
Credit, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Letter of Credit, provided, that no Lender shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent resulting from the gross negligence or willful misconduct of the Issuing
Bank or such other indemnified Person, as finally determined by a court of competent jurisdiction.

         (e) Issuing Bank in its Individual Capacity. With respect to its commitments and the obligations owing to it, the Issuing Bank shall have the same rights and powers under this Agreement and each other Credit Document as any other Lender and may exercise the same as though it were not the Issuing
Bank, and the term "Lenders" and like terms shall include the Issuing Bank in its individual capacity as such. The Issuing Bank and its affiliates may, without liability to account to any Person, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, act as agent under other credit facilities for, and engage in any other business with, any Credit Party and any stockholder, subsidiary or affiliate of any Credit
Party, as though the Issuing Bank were not the Issuing Bank hereunder.

         Section 2.14   Downgrade Event with Respect to a Lender.

         (a) If a Downgrade Event shall occur with respect to any Lender, then the Issuing Bank may, by notice to such Downgraded Lender, the
Administrative Agent and RenRe within 45 days after such Downgrade Event (any such notice, a "Downgrade Notice"), request that RenRe use reasonable efforts to replace such Lender as a party to this Agreement pursuant to SECTION 2.12. If such Lender is not so replaced within 45 days after receipt by RenRe of such
Downgrade Notice, then such Downgraded Lender shall be obligated to provide (in a manner reasonably satisfactory to the Issuing Bank) cash collateral to the
Issuing Bank for (or if such Downgraded Lender is unable, without regulatory approval, to provide cash collateral, a letter of credit reasonably satisfactory to the Issuing Bank) covering its contingent obligations to reimburse the
Issuing Bank for any payment under any Letter of Credit as provided in SECTION
2.02(E) (its "L/C Participation Obligations"), in which event such Downgraded
Lender thereupon shall (and each Lender agrees that in such circumstances it will) deliver to the Issuing Bank (I) immediately, cash collateral (or, as aforesaid, a letter of credit) in an amount equal to its L/C Participation
Obligations and (II) from time to time thereafter (so long as it is a Downgraded
Lender), cash collateral (or, as aforesaid, a letter of credit) sufficient to cover any increase in its L/C Participation Obligations as a result of any proposed issuance of or increase in a Letter of Credit. Any funds provided by a
Downgraded Lender for such purpose shall be maintained in a segregated deposit account in the name of the Issuing Bank at the Issuing Bank's principal office in the United States (a "Downgrade Account"). The funds so deposited in any
Downgrade

                                       38

Account (or any drawing under such a letter of credit) shall be used only in accordance with the following provisions of this SECTION 2.14.

         (b) If such Downgraded Lender has failed to comply with its obligations under clause (a) of this SECTION 2.14, then:

                  (i)      the Total Commitment shall be reduced by the amount
         of the L/C Commitment of such Downgraded Lender in respect of which its obligations are not satisfied,

                  (ii)     the Account Parties shall prepay all amounts owed to
         such Downgraded Lender hereunder or in connection herewith, and

                  (iii)     if, upon the reduction of the Total Commitment under
         clause (i) above and the payment under clause (ii) above, the sum of the principal amount of all Letter of Credit Advances plus the
         Available Amount of all Letters of Credit would exceed the Total
         Commitment by an amount in excess of the cash collateral (or the stated
         amount of any letter of credit) posted by such Downgraded Lender, then the Account Parties will immediately either (x) eliminate such excess by causing the Available Amount of one or more Letters of Credit to be reduced, or (y) deposit the amount of such excess into a Cash
         Collateral Account with the Issuing Bank.

         (c) If any Downgraded Lender shall be required to fund its participation in a payment under a Letter of Credit pursuant to SECTION 2.02(E), then the Issuing Bank shall apply the funds deposited in the applicable
Downgrade Account by such Downgraded Lender (or any drawing under such a letter of credit) to fund such participation. The deposit of funds in a Downgrade
Account by any Downgraded Lender (or any drawing under such a letter of credit)
shall not constitute a Letter of Credit Advance (and the Downgraded Lender shall not be entitled to interest on such funds except as provided in SECTION 2.14(D)
unless and until (and then only to the extent that) such funds (or any drawing under such a letter of credit) are used by the Issuing Bank to fund the participation of such Downgraded Lender pursuant to the first sentence of this
SECTION 2.14(C).

         (d) Funds in a Downgrade Account shall be invested in such investments as may be agreed between the Issuing Bank and the applicable Downgraded Lender, and the income from such investments shall be distributed to such Downgraded
Lender from time to time (but not less often than monthly) as agreed between the
Issuing Bank and such Downgraded Lender. The Issuing Bank will (i) from time to time, upon request by a Downgraded Lender, release to such Downgraded Lender any amount on deposit in the applicable Downgrade Account in excess of the L/C
Participation Obligations of such Downgraded Lender (or, if applicable, not draw under any such letter of credit in excess of the L/C Participation Obligations of such Downgraded Lender) and (ii) upon the earliest to occur of (A) the effective date of any replacement of such Downgraded Lender as a party hereto pursuant to an Assignment and Acceptance, (B) the termination of such Downgraded
Lender's L/C Commitment pursuant to clause (a) or (C) the first Business Day after receipt by the Issuing Bank of evidence (reasonably satisfactory to the
Issuing Bank) that such Lender is no longer a Downgraded Lender, release to such
Lender all

                                       39

amounts on deposit in the applicable Downgrade Account (or, if applicable, return such letter of credit to such Lender for cancellation).

         (e) At any time any Downgraded Lender is required to maintain cash collateral with the Issuing Bank pursuant to this SECTION 2.14, the Issuing Bank shall have no obligation to issue or increase any Letter of Credit unless such
Downgraded Lender has provided sufficient funds as cash collateral to the
Issuing Bank to cover all L/C Participation Obligations of such Downgraded
Lender (including in respect of the Letter of Credit to be issued or increased).

         Section 2.15 Downgrade Event or Other Event with Respect to the Issuing
Bank. At any time the Issuing Bank is a Downgraded Lender or at such other times as the Issuing Bank and RenRe may agree, RenRe may, upon not less than three
Business Days' notice to the Issuing Bank (in this Section sometimes referred to as the "Old Issuing Bank") and the Administrative Agent, designate any Lender
(so long as such Lender has agreed to such designation) as an additional Issuing
Bank hereunder (in this Section sometimes referred to as the "New Issuing
Bank"). Such notice shall specify the date (which shall be a Business Day) on which the New Issuing Bank is to become an additional Issuing Bank hereunder.
From and after such date, all new Letters of Credit requested to be issued hereunder shall be issued by the New Issuing Bank. From and after such date (and until the first date on which no Letters of Credit issued by the Old Issuing
Bank are outstanding and no reimbursement obligations are owed to the Old
Issuing Bank, on which date the Old Issuing Bank shall cease to be an Issuing
Bank hereunder), references in this Agreement to the Issuing Bank shall be deemed to refer (a) to the Old Issuing Bank, with respect to Letters of Credit issued by it, (b) to the New Issuing Bank, with respect to Letters of Credit issued or to be issued by it, and (c) to each of the Old Issuing Bank and the
New Issuing Bank, with respect to other matters. Notwithstanding the fact that an Old Issuing Bank shall cease to be an Issuing Bank hereunder, all of the exculpatory, indemnification and similar provisions hereof in favor of the
Issuing Bank shall inure to such Old Issuing Bank's benefit as to any actions taken or omitted by it while it was an Issuing Bank under this Agreement. The
Account Parties and RenRe agree that after any appointment of a New Issuing Bank hereunder, the Account Parties and RenRe shall use reasonable commercial efforts to promptly replace (or otherwise cause the applicable beneficiary to return to the Old Issuing Bank for cancellation) each letter of credit issued by the Old
Issuing Bank with a Letter of Credit issued by the New Issuing Bank.

         Section 2.16   Collateral.

         (a) It is a condition of the issuance and maintenance of Letters of
Credit hereunder that the Letter of Credit Outstandings be at all times fully secured by Collateral consisting of cash, eligible marketable securities or, so long as eligible, Redeemable Preference Shares. Pursuant to the Security
Documents and as collateral security for the payment and performance of the
Obligations, the Account Parties shall grant and convey, or cause to be granted and conveyed, to the Collateral Agent for its benefit and the benefit of the
Lenders, a Lien and security interest in, to and upon the Collateral, prior and superior to all other Liens other than Permitted Liens. Each Account Party shall cause the Collateral to be charged or pledged and be made subject to the
Security Documents (in form and substance acceptable to the Collateral Agent)
necessary for the perfection of the Lien and security interest in, to and upon the Collateral and for the exercise by the Collateral Agent, the Administrative
Agent and the Lenders of their

                                       40

rights and remedies hereunder and thereunder. In addition, RIHL has agreed to guarantee certain of the Obligations under certain circumstances as provided in the RIHL Agreement (the "RIHL Guaranty"), and has agreed to secure the RIHL
Guaranty pursuant to the RIHL Pledge and RIHL Control Agreement.

         (b)  (i) On the Business Day immediately preceding the proposed date of issuance or renewal of a Letter of Credit under SECTION 2.02(A), (ii) within ten
(10) Business Days after the end of each calendar month, and (iii) at and as of such other times as the Administrative Agent or the Required Lenders may
reasonably request in its (or their) sole discretion, RenRe shall deliver or cause to be delivered to the Administrative Agent a certificate in the form of
EXHIBIT H or otherwise in a form reasonably satisfactory to the Administrative
Agent, setting forth with respect to each Applicable Account Party and RIHL the information provided for in such form and such other information as the
Administrative Agent may reasonably request (such certificate, a "Collateral
Value Report"). Such certificate shall be subject to review and verification by the Administrative Agent, it being understood and agreed that the Administrative
Agent shall have the right to redetermine the Collateral Value of the Collateral in accordance with the terms and provisions of this Agreement and the Security
Documents.

         (c) At any time from and after the occurrence of any Substitution
Event, Suspension Event, Default or Event of Default, the Collateral Agent shall have the right to redeem (through the Custodian or by exercising the proxy of the Custodian) the Redeemable Preference Shares held in the applicable Custodial
Accounts for cash within three Business Days or, at the election of the
Collateral Agent, for marketable securities acceptable to the Collateral Agent within one Business Day; provided, that if the relevant event is exclusively a
Substitution Event, RIHL may elect to make such redemption in cash or in kind within the foregoing time periods. Such redemptions shall be made pursuant to the terms of the Security Documents and the RIHL Bye-laws.

         (d) The Account Parties may from time to time add or substitute eligible Collateral to or sell, deliver, transfer or otherwise withdraw
Collateral from any Custodial Account (including without limitation by trading of securities), as and to the extent permitted by the Security Documents.

         Section 2.17 Cash Collateral Accounts. At any time and from time to time (i) after the occurrence and during the continuance of an Event of Default with respect to any Account Party, the Administrative Agent, at the direction or with the consent of the Required Lenders, may require such Account Party to deliver to the Collateral Agent such additional amount of cash as is equal to the aggregate Letter of Credit Exposure for such Account Party at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and (ii) that an
Account Party elects to make a payment into a Cash Collateral Account as provided in SECTION 2.14, such amounts under clause (i) above to be held by the
Collateral Agent and under clause (ii) above to be held by the Issuing Bank, in a cash collateral account (each being a "Cash Collateral Account"). Each Account
Party hereby grants to the Collateral Agent, for the benefit of the Issuing
Bank, the Agents and the Lenders, and to the Issuing Bank for its own benefit, a
Lien upon and security interest in its Cash Collateral Account and all amounts held therein from time to time as security for such Account Party's Obligations, and for application to such Account Party's Obligations as and when the

                                       41

same shall arise. The Collateral Agent and Issuing Bank shall have exclusive dominion and control, including the exclusive right of withdrawal, over such accounts held by them. Other than any interest on the investment of such amounts in cash equivalent investments, which investments shall be made at the direction of the Account Party (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Collateral Agent or Issuing
Bank, as applicable), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. In the event of a drawing, and subsequent payment by the Issuing
Bank, under any Letter of Credit at any time during which any amounts are held in the Applicable Account Party's Cash Collateral Account, the Collateral Agent
will deliver to the Issuing Bank or the Issuing Bank will withdraw an amount equal to the reimbursement obligation created as a result of such payment (or, if the amounts so held are less than such reimbursement obligation, all of such amounts) to reimburse the Issuing Bank therefor. Any amounts remaining in an
Account Party's Cash Collateral Account after the expiration of all Letters of
Credit of such Account Party and reimbursement in full of the Issuing Bank for all of such Account Party's Obligations thereunder shall be held by the
Collateral Agent or Issuing Bank, for the benefit of the applicable Account
Party, to be applied against the Obligations of such Account Party in such order and manner as the Administrative Agent may direct. If the Account Parties provide cash collateral pursuant to SECTION 2.14(B)(III), such amount (to the extent not applied as aforesaid) shall be returned to such Account Parties on demand, provided that after giving effect to such return (i) the conditions that required such cash collateral shall no longer be continuing and (ii) no Default or Event of Default shall have occurred and be continuing at such time. If an
Account Party is required to provide cash collateral as a result of an Event of
Default, such amount (to the extent not applied as aforesaid) shall be returned to the Account Party within three Business Days after all Events of Default have been cured or waived.

         Section 2.18 Increase of Total Commitment. Upon (a) the execution of a signature page to this Agreement by a new bank or financial institution (a "New
Lender") and acceptance thereof by the Administrative Agent and RenRe, and (b)
delivery of notice to the other Lenders by the Administrative Agent setting forth the effective date of the addition of the New Lender hereunder and the amount of such New Lender's L/C Commitment, such New Lender shall, without the necessity of any further action by any other Lender or Agent, be for all purposes a Lender party to this Agreement with an L/C Commitment as set forth on the signature page executed by the New Lender; provided, however, (i) the Total
Commitment shall not exceed in the aggregate $750,000,000, (ii) the Total
Commitment may not be increased at any time a Suspension Event, Default or Event of Default exists or the Lenders have unreimbursed Letter of Credit Advances pursuant to SECTION 2.02(E), and (iii) the L/C Commitments and obligations of all Lenders party hereto prior to the addition of any New Lender shall not be affected by the addition of such New Lender, other than the resulting adjustment to the pro rata share which each Lender has of the aggregate Letter of Credit
Participating Interests, it being intended that the New Lender's L/C Commitment and Letter of Credit Participating Interests shall be pari passu with those of the other Lenders. An existing Lender may also increase its L/C Commitment on the same terms as a New Lender.

         Section 2.19 Extension of Expiration Date. RenRe may, at its option, give the Administrative Agent and the Issuing Bank written notice (an "Extension
Request") at any time not more than sixty days, nor less than thirty days, prior to the Expiration Date in effect at such

                                       42

time (the "Current Expiration Date") of the Credit Parties' desire to extend the
Expiration Date to a date which is not later than 364 days after the Current
Expiration Date. The Administrative Agent shall promptly notify each Lender of such Extension Request, and each Lender shall endeavor to respond to such
Extension Request, whether affirmatively or negatively (such determination to be in the sole discretion of such Lender and may be separately denied for any
Account Party), by notice to RenRe and the Administrative Agent within 10 days of receipt of such request. A Lender that has not affirmatively responded within such 10-day period shall be deemed to have responded negatively. The
Administrative Agent shall promptly notify RenRe of Lenders' responses (or deemed responses) and the aggregate amount (the "Rejected Amount") of the L/C
Commitments of the Lenders (the "Rejecting Lenders") that have not agreed to the
Extension Request. If the Rejected Amount exceeds 50% of the Total Commitment
(or if Wachovia shall be a Rejecting Lender), the Current Expiration Date shall not be extended. If the Rejected Amount does not exceed 50% of the Total
Commitment, RenRe shall have the right, in consultation with and through the
Administrative Agent, prior to the Current Expiration Date, as the case may be, to request one or more Lenders that have agreed to the requested extension (the
"Accepting Lenders") to increase their L/C Commitments by an aggregate amount not to exceed the Rejected Amount. Each Accepting Lender shall have the right, but not the obligation, to offer to increase its L/C Commitment by an amount not to exceed the amount requested by RenRe, which offer shall be made by notice from such Accepting Lender to the Administrative Agent, not later than 10 days after such Accepting Lender is notified of such request by the Administrative
Agent, specifying the amount of the offered increase in such Accepting Lender's
L/C Commitment. Such increase shall be effected on the Current Expiration Date by a pro rata assignment of a Rejecting Lender's or Rejecting Lenders' Letter of
Credit Advances and L/C Commitment pursuant to SECTION 9.05 (without regard to the minimum assignment amount set forth therein), which each Rejecting Lender agrees to make. If the aggregate amount of the offered increases in the L/C
Commitments of all Accepting Lenders does not equal the Rejected Amount, RenRe shall have the right, prior to the Current Expiration Date, to require the
Rejecting Lender or Rejecting Lenders to assign on a pro rata basis its or their
Loans and L/C Commitments to one or more Eligible Assignees (the "Purchasing
Lenders") pursuant to SECTION 9.05, each of which Purchasing Lenders shall have a L/C Commitment not less than $5,000,000, and which Purchasing Lenders shall have aggregate L/C Commitments not greater than the Rejected Amount less any increases in the L/C Commitments of the Accepting Lenders. Such assignment shall be effected on the Current Expiration Date. Each Purchasing Lender shall be deemed to have consented to the extension of the Current Expiration Date. If there remains any Rejected Amount after giving effect to the assignments to the
Accepting Lenders and the Purchasing Lenders described in this SECTION 2.19, on or before the Current Expiration Date, RenRe may, by notice to the
Administrative Agent, elect to reduce the Total Commitment by such remaining
Rejected Amount, and, if RenRe so elects, on the Current Expiration Date, the
Account Parties shall cause all Obligations owing to the applicable Rejecting
Lender or Rejecting Lenders to be repaid, and upon such repayment, the Total
Commitment shall be reduced by the amount of such remaining Rejected Amount. If the conditions to extension set forth above have been met, then, on the Current
Expiration Date, the Expiration Date shall be deemed to have been extended to, and shall be, the date specified in such Extension Request. The Administrative
Agent shall promptly after any such extension advise the Lenders of any changes in the Total Commitments and the Letter of Credit Participating Interest
Percentages.

                                       43

No such extension shall become effective unless, immediately upon the proposed effectiveness thereof, the aggregate Letter of Credit Exposure would be less than the Total Commitment.

         Section 2.20 Effectiveness. Notwithstanding any termination of the L/C
Commitments, the obligations of the Credit Parties under this Article shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit and the Termination Date shall have occurred.

                                  ARTICLE III

            CONDITIONS OF LENDING AND ISSUANCES OF LETTERS OF CREDIT

         Conditions Precedent to Restatement Effective Date. The occurrence of the Restatement Effective Date, and the obligation of the Issuing Bank to issue any Letter of Credit on the Restatement Effective Date, is subject to the satisfaction of the following conditions precedent:

     (i)  The Administrative Agent shall have received the following, each dated as of the Restatement Effective Date (unless otherwise specified), in form and substance reasonably satisfactory to the Administrative Agent
          (unless otherwise specified) and in sufficient copies for each Lender:

                    (A) A certificate of each Credit Party and RUM, signed on
               behalf of such Credit Party or RUM by its President, a Director, or a Vice President (or equivalent officer) certifying to the continuing full force and effect, both immediately before and after the Restatement Effective Date, of each of the following agreements (to the extent such entity is a party thereto): the
               Pledge Agreement for each Account Party, the Control Agreement for each Account Party, the RIHL Agreement, the RIHL Pledge
               Agreement, the RIHL Control Agreement, and the RenRe Agreement.

                    (B) A certificate of a director of RIHL certifying that (i)
               RIHL has not received any notice of any charge or other
               encumbrance in relation to the Redeemable Preference Shares; and
               (ii) that the directors will register any transfer of Redeemable
               Preference Shares upon any Event of Default if RIHL fails for any reason to redeem the Redeemable Preference Shares as and under required applicable provisions of its Bye-laws and the Security
               Documents.

                    (C) Certified copies of the resolutions of the Board of
               Directors of each Credit Party approving the transactions
               contemplated by the Credit Documents and each Credit Document to which it is or is to be a party.

                    (D) A copy of a certificate of the Registrar of Companies,
               Secretary of State or other appropriate official of the
               jurisdiction of incorporation of each Credit Party, dated
               reasonably near the Restatement Effective Date, certifying as to the good standing (or local equivalent) of such Credit Party to the extent such concept applies in the jurisdiction of
               incorporation of a Credit Party.

                                       44

                    (E) A certificate of each Credit Party, signed on behalf of such Credit Party by its President, a Director, or a Vice
               President (or equivalent officer) and its Secretary or any
               Assistant Secretary (the statements made in which certificate shall be true on and as of the Restatement Effective Date), certifying as to (1) a true and correct copy of the
               constitutional documents of such Credit Party as in effect on the date on which the resolutions referred to in SECTION 3.01(I)(C)
               were adopted and on the Restatement Effective Date (or certifying that such constitutional documents as delivered on the Initial
               Effective Date remain in effect and unchanged), (2) the due incorporation and good standing or valid existence of such Credit
               Party as a company or corporation organized under the laws of the jurisdiction of its organization, and the absence of any
               proceeding for the dissolution or liquidation of such Credit
               Party, (3) the truth of the representations and warranties of such Credit Party contained in the Credit Documents as though made on and as of the Restatement Effective Date, (4) compliance by the applicable Credit Parties as of the Restatement Effective
               Date with the financial covenants set forth in SECTION 6.01, (5)
               the absence of any event occurring and continuing, or resulting from the Restatement Effective Date, that constitutes a
               Substitution Event, a Suspension Event, Default or Event of
               Default, provided that the Secretary or Assistant Secretary need certify only as to the matters in items (1) and (2) above.

                    (F) A certificate of the Secretary or an Assistant Secretary of each Credit Party certifying the names, incumbency and true signatures of the officers of such Credit Party authorized to sign each Credit Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder (or certifying that the equivalent certificate delivered on the
               Initial Effective Date remains true and accurate in all
               respects).

                    (G) A favorable opinion of (1) Willkie Farr & Gallagher, New
               York counsel for the Credit Parties, in substantially the form of
               EXHIBIT I-1 hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request, (2)
               Conyers Dill & Pearman, Bermuda counsel for the Credit Parties
               (other than RRE), in substantially the form of EXHIBIT I-2 hereto and as to such other matters as any Lender through the
               Administrative Agent may reasonably request, and (3) A&L
               Goodbody, Irish counsel for RRE, in substantially the form of
               EXHIBIT I-2A hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

               (ii) All filings, recordations and other actions necessary or in the Administrative Agent's opinion desirable to perfect the Collateral
          Agent's liens and security interests in the Collateral shall have been made or taken, or arrangements satisfactory to the Administrative
          Agent for the completion thereof shall have been made; and the
          Administrative Agent shall have received the results of lien searches with respect to RIHL and the Account Parties in jurisdictions selected by it and shall be satisfied with the results thereof. Without limiting the foregoing, the proxy from Mellon, as registered holder of the Redeemable Preference Shares constituting Collateral, authorizing the Collateral Agent to redeem such Redeemable Preference Shares at any time after the

                                       45

          occurrence of a Substitution Event, Suspension Event, Default or Event
          of Default shall remain in full force and effect.

               (iii) All governmental and third party consents and approvals necessary in connection with the consummation of the Credit Documents, and the other transactions contemplated thereby, including without limitation consent of the BMA to the pledge of the Redeemable
          Preference Shares by the Account Parties (other than RRE) and RIHL, shall have been obtained and remain in effect (with copies thereof delivered to the Administrative Agent) and shall be satisfactory in all respects to the Administrative Agent and no law or regulation shall be applicable or events have occurred which restrain the consummation of, or impose materially adverse conditions upon, the transactions under the Credit Documents.

               (iv) The Administrative Agent shall have received confirmation from A.M. Best (or another rating agency mutually agreeable to the
          Arranger and the Administrative Agent) of current ratings of A- or better for each of the Account Parties that is rated.

               (v) The corporate and capital structure of RIHL and all legal, tax, accounting, business and other matters relating to RIHL and to
          RenRe, the Account Parties and their subsidiaries, shall be satisfactory in all respects to the Administrative Agent.

               (vi) The Custodial Agreements, Investment Agreement and PPM shall be in form and substance satisfactory in all respects to the
          Administrative Agent and a true and complete copy of each such document shall have been delivered to the Administrative Agent.

               (vii) Since December 31, 2003, there shall not have occurred any event, condition or state of facts that has had, or could reasonably be expected to have, a Material Adverse Effect.

               (viii) There shall not be any pending or threatened litigation, action, suit, investigation, proceeding, bankruptcy or insolvency, injunction, order or claim with respect to any Credit Party or its subsidiaries or the transactions contemplated by the Credit Documents, which, if adversely determined, could reasonably be expected to have a
          Material Adverse Effect.

               (ix) RenRe shall have paid all accrued fees of the Administrative
          Agent, the Arranger and the Lenders and all accrued expenses of the
          Administrative Agent (including the Attorney Costs of counsel to the
          Administrative Agent) as provided in the Credit Documents and in the
          Fee Letter, in each case to the extent then due and payable.

               (x) The Administrative Agent shall have received a Collateral
          Value Report, together with account statements for each Custodial
          Account showing compliance with the Collateral Value requirements of the Credit Documents as of February 29, 2004, together with a report from RIHL showing the calculation of the aggregate Net Asset Value as of such date of all of the Redeemable Preference Shares;

                                       46

               (xi) The Administrative Agent and the Lenders shall have received such other documents, certificates, opinions and instruments as the
          Administrative Agent or any Lender may reasonably request.

               (xii) The Agents' and Lenders' satisfaction with the conditions set forth above which are stated as subject to the approval or satisfaction of the Agents and/or Lenders shall be conclusively evidenced by their execution and delivery of this Agreement.

         Conditions Precedent to Each Issuance, Extension or Increase of a
Letter of Credit. The obligation of the Issuing Bank to issue, extend or increase a Letter of Credit (including any issuance on the Restatement Effective
Date) shall be subject to the further conditions precedent that (a) on the date of such issuance, extension or increase the following statements shall be true and correct (and each such request for issuance, extension, or increase by
RenRe, on behalf of the Applicable Account Party for such issuance, extension or increase shall constitute a representation and warranty by RenRe and such
Account Party that both on the date of such notice and on the date of such issuance, extension or increase such statements are true):

               (xiii) the representations and warranties contained in each
          Credit Document relating to RenRe, RIHL and the Applicable Account
          Party are correct in all material respects on and as of such date, before and after giving effect to such issuance, extension or increase, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other the date of such issuance, extension or increase, in which case as of such specific date;

               (xiv) a Collateral Value Report showing (x) compliance with
          SECTION 2.01(A)
         and (y) ownership by RIHL's shareholders of unencumbered Redeemable
         Preference Shares with an aggregate Net Asset Value at least equal to
         15% of the aggregate Net Asset Value of all of RIHL's Redeemable
         Preference Shares, shall have been delivered to the Administrative
         Agent pursuant to SECTION 2.16(B);

               (xv) no Suspension Event, Default or Event of Default has
          occurred and is continuing with respect to the Applicable Account
          Party, or would result from such issuance, extension or increase; and

               (xvi) if RRE or DaVinci is the Applicable Account Party, there must have been no Change of Control with respect to such Person.

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender or the Issuing Bank through the
Administrative Agent may reasonably request in connection with such issuance, extension or increase.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         To induce the Agents and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby, RenRe and each
Account Party individually and severally represents and warrants with respect to itself and to RIHL (RenRe or any such

                                       47

Account Party, in each case together with RIHL, is referred to collectively as a
"Covered Credit Party") as follows:

         Section 4.01   Organization and Power.

         (a) Each Covered Credit Party (i) is duly organized or formed, validly existing and, to the extent such concept applies, in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) is duly qualified and in good standing as a foreign corporation or other entity in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a
Material Adverse Effect and (iii) has all requisite power and authority
(including without limitation all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except where the failure to have any license, permit or other approval would not reasonably be expected to have a Material Adverse Effect. All of the outstanding Equity
Interests in the Covered Credit Party (other than RenRe) have been validly issued, are fully paid and non-assessable and are owned by the Persons shown on
SCHEDULE 4.01(A).

         (b) Set forth on SCHEDULE 4.01(B) hereto is a complete and accurate list of all Subsidiaries of each Covered Credit Party as of the Restatement
Effective Date.

         Enforceability. This Agreement and each other Credit Document has been duly executed and delivered by each Covered Credit Party party thereto. This
Agreement and each other Credit Document is the legal, valid and binding obligation of each Covered Credit Party party thereto, enforceable against such
Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights against such Credit Party generally, by general equitable principles or by principles of good faith and fair dealing, and assuming that this Agreement and each other Credit Document have been validly executed and delivered by each party thereto other than such Credit Parties.

         No Violation. The execution, delivery and performance by each Covered
Credit Party of each Credit Document to which it is or is to be a party and the consummation of the transactions contemplated by the Credit Documents, are within such Credit Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Credit Party's constitutional documents, (ii) violate any law, rule, regulation (including without limitation Regulation U or X), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute (with notice, lapse of time or both) a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Covered Credit Party, any of its
Subsidiaries or any of their properties or (iv) except for the Liens created under the Credit Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Covered Credit
Party or any of its Subsidiaries. No Covered Credit Party or any of its
Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture,

                                       48

mortgage, deed of trust, lease or other instrument, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

         Consents and Approvals. Except as set forth on SCHEDULE 4.04, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by any Covered Credit Party of any Credit Document to which it is or is to be a party or the other transactions contemplated by the Credit Documents, except for the authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

         Litigation and Contingent Liabilities. Except (a) as set forth
(including estimates of the dollar amounts involved) in SCHEDULE 4.05 hereto and
(b) for claims (i) which are covered by Insurance Policies, coverage for which has not been denied in writing, or (ii) which relate to Primary Policies or
Reinsurance Agreements issued by a Covered Credit Party (or, with respect to
RenRe, its Subsidiaries), or to which such Covered Credit Party is a party, and entered into by such Covered Credit Party in the ordinary course of business
(referred to herein as "Ordinary Course Litigation"), no claim, litigation
(including without limitation derivative actions), arbitration, governmental investigation or proceeding or inquiry is pending or, to the knowledge of each
Covered Credit Party (and, with respect to RenRe, its Subsidiaries), threatened against such Covered Credit Party (x) which would, if adversely determined, reasonably be expected to have a Material Adverse Effect, (y) which relates to any of the transactions contemplated hereby, or (z) would reasonably be expected to affect the legality, validity or enforceability of any Credit Document or the transactions contemplated by the Credit Documents, and there is no basis known to such Covered Credit Parties for any of the foregoing. Other than any liability incident to such claims, litigation or proceedings and as set forth on
SCHEDULE 4.05, each Covered Credit Party has no material Contingent Liabilities
(excluding the RIHL Guaranty) not provided for or referred to in the financial statements delivered pursuant to SECTION 4.06(B).

         Section 4.02   Financial Matters.

        (a) Except for liabilities and obligations, including without limitation reserves, policy and contract claims and statutory liabilities (all of which have been computed in accordance with SAP), disclosed or provided for in the
Annual Statements, each Reporting Company did not have, as of the respective dates of each of such financial statements, any liabilities or obligations
(whether absolute or contingent and whether due or to become due) which, in conformity with SAP, applied on a consistent basis, would have been required to be or should be disclosed or provided for in such financial statements. All books of account of each Reporting Company fully and fairly disclose all of the transactions, properties, assets, investments, liabilities and obligations of such Reporting Company and all of such books of account are in the possession of such Reporting Company and are true, correct and complete in all material respects.

        (b) The audited consolidated financial statements of RenRe and its
Subsidiaries and the audited or unaudited, as available, financial statements of each other Covered Credit Party for the Fiscal Year ending December 31, 2003 which have been delivered to the Lenders (i) are true and correct in all material respects, (ii) have been prepared in accordance with GAAP (except as disclosed therein and, in the case of interim financial statements, for the absence of footnote

                                       49

disclosures and normal year-end adjustments) and (iii) present fairly the consolidated financial condition of the subject entities at such date, the results of their operations for the periods then ended and the investments and reserves for the periods then ended.

        (c) With respect to any representation and warranty which is deemed to be made after the date hereof by the Covered Credit Parties, the balance sheet and statements of operations, of shareholders' equity and of cash flow, which as of such date shall most recently have been furnished by or on behalf of such
Covered Credit Party to each Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby, shall have been prepared in accordance with GAAP consistently applied (except as disclosed therein and, in the case of interim financial statements, for the absence of footnote disclosures), and shall present fairly the consolidated financial condition of such Covered Credit Party covered thereby as at the dates thereof for the periods then ended, subject, in the case of quarterly financial statements, to normal year-end audit adjustments and except that footnote and schedule disclosure may be abbreviated.

        (d) Except as set forth on SCHEDULE 4.06(D), there has been no change in the business, assets, operations or financial condition of any Covered Credit
Party and its Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect since December 31, 2003.

         Custodial Agreements. Each Covered Credit Party has delivered to the
Administrative Agent a true and correct copy of each Custodial Agreement to which it is a party as in effect as of the date of this Agreement. Each such
Custodial Agreement is in full force and effect and no default or event of default by any Covered Credit Party exists thereunder.

         Compliance with Laws. None of the Covered Credit Parties or any of their Subsidiaries is in violation of any Requirements of Law of any
Governmental Authority (including, without limitation, with respect to Hazardous
Materials), if the effect of such violation could reasonably be expected to have a Material Adverse Effect and, to the best of each Covered Credit Party's knowledge, no such violation has been alleged and each of the Covered Credit
Parties and any of their Subsidiaries (i) has filed in a timely manner all reports, documents and other materials required to be filed by it with any
Governmental Authority, if such failure to so file could reasonably be expected to have a Material Adverse Effect; and the information contained in each of such filings is true, correct and complete in all material respects and (ii) has retained all records and documents required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, if the failure to so retain such records and documents could reasonably be expected to have a Material Adverse Effect.

         Margin Stock.  None of the Collateral constitutes or will constitute
Margin Stock.

         Securities Regulation. No Covered Credit Party nor any of its
Subsidiaries is an "investment company", or an "affiliated person" of, or
"promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Letter of Credit Advances, nor the issuance of any Letters of
Credit, nor the application of the proceeds or repayment thereof by any Covered
Credit Party,

                                       50

nor the consummation of the other transactions contemplated by the Credit
Documents, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

         Other Agreements. No Covered Credit Party nor any of its Subsidiaries
is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect.

         Solvency.  Each Covered Credit Party, individually and taken as a whole together with its Subsidiaries, is Solvent.

         Section 4.03   ERISA.

         (a) Each Covered Credit Party is in compliance in all material respects with the applicable provisions of ERISA, and each Plan is being administered in compliance in all material respects with all applicable Requirements of Law, including without limitation the applicable provisions of ERISA and the Internal
Revenue Code, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have in a Material Adverse
Effect. No ERISA Event (i) has occurred and is continuing, or (ii) to the knowledge of each Covered Credit Party, is reasonably expected to occur with respect to any Plan or Multiemployer Plan.

         (b) With respect to each scheme or arrangement mandated by a government other than the United States (a "Foreign Government Scheme or Arrangement") and
with respect to each employee benefit plan that is not subject to United States law maintained or contributed to by any Covered Credit Party or with respect to which any Subsidiary of a Covered Credit Party may have liability under applicable local law (a "Foreign Plan"), (i) each Covered Credit Party is in compliance in all material respects with the Requirements of Law applicable to such Foreign Government Scheme or Arrangement or Foreign Plan and (ii) each such
Foreign Government Scheme or Arrangement or Foreign Plan is being administered by the applicable Covered Credit Party in compliance in all material respects with all applicable Requirements of Law, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have in a
Material Adverse Effect. No event that could reasonably be considered the substantive equivalent of an ERISA Event with respect to any Foreign Government
Scheme or Arrangement or Foreign Plan (i) has occurred and is continuing, or
(ii) to the knowledge of each Covered Credit Party, is reasonably expected to occur.

         Insurance Licenses. SCHEDULE 4.14 as revised from time to time by RenRe pursuant to SECTION 5.01(M) lists all of the jurisdictions in which any of the
Material Insurance Companies hold licenses (including without limitation licenses or certificates of authority from applicable insurance departments), permits or authorizations to transact insurance and reinsurance business
(collectively, the "Licenses"). Except as set forth on SCHEDULE 4.14, to the best of RenRe's and each Covered Credit Party's knowledge, no such License is the subject of a proceeding for suspension or revocation or any similar proceedings, there is no sustainable basis for such a suspension or revocation, and no such suspension or revocation is threatened by the Department. SCHEDULE
4.14 as revised from time to time by RenRe pursuant to SECTION 5.01(M) indicates the

                                       51

line or lines of insurance which each such Material Insurance Companies is permitted to be engaged in with respect to each License therein listed. The
Material Insurance Companies do not transact any insurance business, directly or indirectly, in any jurisdiction other than those enumerated on SCHEDULE 4.14 as revised from time to time by RenRe pursuant to SECTION 5.01(M) hereto, where such business requires that any such Material Insurance Companies obtain any license, permit, governmental approval, consent or other authorization.

         Taxes. Each Covered Credit Party and each of its Subsidiaries, has filed all tax returns that are required to be filed by it, and has paid or provided adequate reserves for the payment of all material taxes, including without limitation all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than (i) those that are not yet delinquent or that are disclosed on SCHEDULE 4.15 and are being contested in good faith by appropriate proceedings and with respect to which reserves have been established, and are being maintained, in accordance with
GAAP or (ii) those which the failure to file or pay would not have a Material
Adverse Effect. Except as set forth in SCHEDULE 4.15, on the Restatement
Effective Date there is no ongoing audit or, to knowledge of any Covered Credit
Party, other governmental investigation of the tax liability of the Credit
Parties or any of their Subsidiaries and there is no unresolved claim by a taxing authority concerning any of the Credit Parties' or any such Subsidiary's tax liability, for any period for which returns have been filed or were due. As used in this SECTION 4.15, the term "taxes" includes all taxes of any nature whatsoever and however denominated, including without limitation excise, import, governmental fees, duties and all other charges, as well as additions to tax, penalties and interest thereon, imposed by any Governmental Authority.

         Full Disclosure. All factual written information furnished heretofore or contemporaneously herewith by or on behalf of the Covered Credit Parties to the Administrative Agent or the Lenders for purposes of or in connection with this Agreement or any of the transactions contemplated hereby, as supplemented to the date hereof, is and all other such factual written information hereafter furnished by or on behalf of the Covered Credit Parties to the Administrative
Agent or the Lenders will be, true and accurate in every material respect on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which such information was provided. Any projections and pro forma financial information contained in such factual written information are based upon good faith estimates and assumptions believed by the Covered Credit Parties to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

         Each Account Party and RenRe severally covenants and agrees that, until the termination of all of the Letter of Credit Participating Interest
Commitments, commitments to issue Letters of Credit, the termination or expiration of all Letters of Credit and the payment in full of all

                                       52

principal and interest with respect to Letter of Credit Advances together with all other amounts then due and owing hereunder:

         Financial and Statements, etc. RenRe will deliver or cause to be delivered to the Administrative Agent and (except as provided below) the
Lenders:

         (a)  GAAP Financial Statements.

               (i) Within 60 days after the close of each of the first three fiscal quarters of each Fiscal Year of each Credit Party and its
          Subsidiaries, a copy of the unaudited consolidated balance sheets of such Credit Party and its Subsidiaries, as of the close of such quarter and the related consolidated statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such fiscal quarter, all prepared in accordance with GAAP (subject to normal year-end adjustments and except that footnote and schedule disclosure may be abbreviated) and the related consolidating balance sheets and income statements for such period and accompanied by the certification of the chief executive officer, chief financial officer, treasurer or controller of RenRe that all such financial statements are complete and correct in all material respects and present fairly in accordance with GAAP (subject to normal year-end adjustments and except that footnote and schedule disclosure may be abbreviated) the consolidated results of operations and cash flows of the relevant entity as at the end of such fiscal quarter and for the period then ended.

               (ii) Within 120 days after the close of each Fiscal Year, a copy of the annual financial statements of each Credit Party and its
          Subsidiaries, consisting of audited consolidated and unaudited consolidating balance sheets and audited consolidated and unaudited consolidating statements of income, cash flows and changes in shareholders' equity, setting forth in comparative form the consolidated figures for the previous Fiscal Year, which financial statements shall be prepared in accordance with GAAP, and accompanied by a certification without material qualification by the independent certified public accountants regularly retained by such Credit Party, or any other firm of independent certified public accountants of recognized national standing selected by such Credit Party and reasonably acceptable to the Required Lenders that all such audited financial statements are complete and correct in all material respects and present fairly in accordance with GAAP the consolidated financial position and the consolidated results of operations and cash flows of relevant entity as at the end of such Fiscal Year and for the period then ended.

         (b) Tax Returns. If requested by the Administrative Agent, copies of all federal, state, local and foreign tax returns and reports in respect of income, franchise or other taxes on or measured by income (excluding sales, use or like taxes) filed by the Credit Parties or any of their Subsidiaries.

         (c) Collateral Value Reports. Within ten (10) Business Days after the close of each of each calendar month and immediately upon the occurrence of any
Substitution Event, Suspension Event, Default or Event of Default, a Collateral
Value Report as of the close of such month (or as of such Event, as the case may
be) for the Account Parties and RIHL as required

                                       53

pursuant to SECTION 2.16(B), each accompanied by the certification of the chief executive officer, chief financial officer, treasurer or controller of RenRe that such reports are complete and correct and present fairly the matters stated
therein as of such date. In addition, immediately after any Relevant Shares having an aggregate Net Asset Value in excess of $5,000,000 shall have been tendered to RIHL for redemption within any 30 day period, a report specifying the dates, amounts and parties participating in such redemption.

         (d) Notice of Events, Default, etc. Promptly (and in no event more than one Business Day) after an Executive Officer of any Credit Party knows or has reason to know of the existence of any Substitution Event, Suspension Event,
Default or Event of Default, or any development or other information which would have a Material Adverse Effect, telephonic notice to the Administrative Agent specifying the nature of such Substitution Event, Suspension Event, Default,
Event of Default, development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within two (2)
Business Days to the Administrative Agent and the Lenders.

         (e) Other Information. The following certificates and other information related to the Credit Parties:

               (i) Within five (5) Business Days of receipt, a copy of any financial examination reports by a Governmental Authority with respect to the Material Insurance Companies relating to the insurance business of the Material Insurance Companies (when, and if, prepared);
          provided, the Credit Parties shall only be required to deliver any interim report hereunder at such time as any Credit Party has knowledge that a final report will not be issued and delivered to the
          Administrative Agent within 90 days of any such interim report.

               (ii) Copies of all filings (other than ordinary course
          requalifications and nonmaterial tax and insurance rate and other ministerial regulatory filings) with Governmental Authorities by the
          Credit Parties or any Material Subsidiary not later than five (5)
          Business Days after such filings are made, including, without limitation, filings which seek approval of Governmental Authorities with respect to transactions between RenRe or such Material Subsidiary and its Affiliates.

               (iii) Within five (5) Business Days of such notice, notice of proposed or actual suspension, termination or revocation of any material License of any Reporting Subsidiary by any Governmental
          Authority or of receipt of notice from any Governmental Authority notifying any Credit Party or any Reporting Company of a hearing relating to such a suspension, termination or revocation, including any request by a Governmental Authority which commits any Credit Party or any Reporting Company to take, or refrain from taking, any action or which otherwise materially and adversely affects the authority of such Credit Party or any Reporting Subsidiary to conduct its business.

               (iv) Within five (5) Business Days of such notice, notice by any
          Credit Party or any Material Subsidiary from any Governmental
          Authority (y) asserting any failure by such Credit Party or Material
          Subsidiary to be in compliance with applicable

                                       54

          Requirements of Law or that threatens the taking of any action against such Credit Party or Material Subsidiary or sets forth circumstances that, if taken or adversely determined, would be reasonably likely to have a Material Adverse Effect or (z) of any pending or threatened investigation or regulatory proceeding (other than routine periodic investigations or reviews) by any Governmental Authority concerning the business, practices or operations of any Credit Party or any
          Material Subsidiary.

               (v) Without limiting any notice that otherwise may be required pursuant to SECTION 5.01(D), within five (5) Business Days of receipt, a copy of any change, confirmation, renewal or other material report by S&P (or other then-applicable rating agency) with respect to RIHL.

               (vi) Promptly, notice of any actual or, to the best of the Credit
          Parties' knowledge, proposed material changes in the Insurance Code governing the investment or dividend practices of any Material
          Insurance Company.

               (vii) Promptly, such additional financial and other information as the Administrative Agent may from time to time reasonably request.

         (f) Compliance Certificates. Concurrently with the delivery to the
Administrative Agent of the GAAP financial statements under SECTION 5.01(A), for each fiscal quarter and Fiscal Year of the Credit Parties, and at any other time no later than thirty (30) Business Days following a written request of the
Administrative Agent, a duly completed Compliance Certificate, signed by the chief executive officer, chief financial officer, treasurer or controller of
RenRe, containing, among other things, a computation of, and showing compliance with, each of the applicable financial ratios and restrictions contained in
SECTION 6.01, and to the effect that, to the best of such officer's knowledge, as of such date no Default or Event of Default has occurred and is continuing.

         (g) Custodian Statements. Monthly statement of each Custodial Account prepared by the Custodian showing the assets credited to such account as of the date of such statement, which the Account Parties shall direct the Custodian to deliver directly to the Administrative Agent.

         (h) Reports to SEC and to Shareholders. Promptly upon the filing or making thereof copies of (i) each filing and report made by any Credit Party or any Material Subsidiaries with or to any securities exchange or the Securities and Exchange Commission and (ii) each communication from RenRe to shareholders generally.

         (i) Notice of Litigation and Other Matters. Promptly upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Credit Parties with respect thereto: (i)
the institution of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding (including any Internal Revenue Service or
Department of Labor proceeding with respect to any Plan or Foreign Plan) which could, if adversely determined, be reasonably expected to have a Material
Adverse Effect and which is not Ordinary Course Litigation, (ii) an ERISA Event,
and an event with respect to any Plan which could result in the incurrence by any Credit Party or Material Subsidiary of any material liability (other than a liability for contributions or premiums), fine or penalty, (iii) the

                                       55

commencement of any dispute which might lead to the modification, transfer, revocation, suspension or termination of this Agreement or any Credit Document or (iv) any event which could be reasonably expected to have a Material Adverse
Effect.

         (j) Insurance Reports. Within five (5) Business Days of receipt of such notice by Credit Parties or the Material Subsidiaries, written notice of any cancellation or material adverse change in any material Insurance Policy carried by any such party.

         (k) List of Directors and Officers and Amendments. Concurrently with the delivery of the financial statements required pursuant to SECTION 5.01(A),
(x) a list of the Executive Officers and Directors of the Credit Parties and (y)
copies of any amendments to the Organization Documents, Investment Agreement or
PPM to the extent such information is not included in the information otherwise provided pursuant to SECTION 5.01 and to the extent such information has changed since the last delivery pursuant to this Section.

         (l) New Subsidiaries. Promptly (i) upon formation or acquisition of any
Subsidiary of any Credit Party with an initial capitalization of $1,000,000 or more and (ii) after the capital of a previously unreported Subsidiary is increased to $1,000,000 or more, written notice of the name, purpose and capitalization of such Subsidiary and whether such Subsidiary is a Material
Subsidiary or a Material Insurance Company.

         (m) Updated Schedules. From time to time, and in any event concurrently with delivery of the financial statements under SECTION 5.01(A), revised
SCHEDULE 4.14, if applicable, showing changes from such Schedule previously delivered.

         (n) Management Letters. Promptly upon receipt thereof, copies of any
"management letter" submitted to any Credit Party or any of its Subsidiaries by its certified public accountants in connection with each annual, interim or special audit, and promptly upon completion thereof, any response reports from such Credit Party or any such Subsidiary in respect thereof.

         (o) Other Information. From time to time such other information concerning the Credit Parties or any Subsidiary as the Administrative Agent or
any Lender may reasonably request.

         Existence; Franchises; Maintenance of Properties. Each Credit Party
will, and will cause each of its Material Subsidiaries to, (i) maintain and preserve in full force and effect its legal existence, except as expressly permitted otherwise pursuant to the Credit Documents and (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental
Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect.

         Compliance with Laws. Each Credit Party will, and will cause each of its Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply would not individually or in the aggregate be reasonably likely to have a Material
Adverse Effect.

                                       56

         Payment of Obligations. Each Credit Party will, and will cause each of its Subsidiaries to, (i) pay all liabilities and obligations as and when due
(subject to any applicable subordination provisions), except to the extent failure to do so would not be reasonably likely to have a Material Adverse
Effect, and (ii) pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of the Credit Parties or any of their Subsidiaries; provided, however, that no Credit Party or any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which the Credit Party or such
Subsidiary is maintaining adequate reserves with respect thereto in accordance with GAAP.

         Insurance. Each Credit Party (other than RIHL) will, and will cause each of its Subsidiaries to, maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Credit Party or such
Subsidiary operates (it being understood that the foregoing shall not apply to maintenance of reinsurance or similar matters which shall be solely within the reasonable business judgment of the Credit Parties).

         Maintenance of Books and Records; Inspection. Each Credit Party will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP and in compliance with the requirements of any Governmental
Authority having jurisdiction over it (including SAP, with respect to any
Reporting Company), and (ii) permit employees or agents of the Administrative
Agent, Collateral Agent or Issuing Bank to visit and inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the applicable Credit Party, the independent public accountants of such Credit Party and its Subsidiaries (and by this provision the RenRe and the Account Parties authorize such accountants to discuss the finances and affairs of the Credit Parties and their Subsidiaries), all at such times and from time to time, upon reasonable notice and at such reasonable times during normal business hours, as may be reasonably requested.

         Collateral, Further Assurances. Each Credit Party will, and will cause each of its Subsidiaries to, (i) comply with the provisions of the Credit
Documents regarding any new, substituted or additional Collateral and (ii) make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Administrative Agent or the Required Lenders to
perfect and maintain the validity and priority of the Liens granted pursuant to the Security Documents and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Administrative Agent, the
Collateral Agent and the Lenders under this Agreement and the other Credit
Documents.

                                       57

                                   ARTICLE VI

                        FINANCIAL AND NEGATIVE COVENANTS

         Each Account Party and RenRe severally covenants and agrees that, until the termination of all of the Letter of Credit Participating Interest
Commitments, commitments to issue Letters of Credit, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to Letter of Credit Advances together with all other amounts then due and owing hereunder:

         Section 6.01   Minimum Net Worth.

         (a) RenRe shall maintain at all times Net Worth in an amount not less than $750,000,000.

         (b) DaVinci shall maintain at all times Net Worth in an amount not less than $150,000,000.

         Change in Nature of Business. The Credit Parties will not, and will not permit or cause any of their Subsidiaries to, make any material change in the nature of their business and that of their Subsidiaries as carried on at the date hereof. Without limiting the foregoing, the Credit Parties will not, and will not permit or cause any of their Subsidiaries to (a) acquire or maintain ownership of any material real property or (b) use, handle, transport, treat, store, dispose of, release or discharge Hazardous Materials in any material amounts or in material violation of any Requirements of Law.

         Mergers, Consolidations and Sales. The Credit Parties will not, and will not permit or cause any of their Subsidiaries to, (a) merge or consolidate, or purchase or otherwise acquire all or substantially all of the assets of or
Equity Interests in, any other Person (other than a newly formed Subsidiary or the acquisition of a Subsidiary which complies with clause (b)(ii) of this
SECTION 6.03 or the acquisition of shares of a Subsidiary held by minority shareholders), or (b) sell, transfer, convey or lease all or any substantial part of its assets other than any sale, transfer, conveyance or lease in the ordinary course of business or any sale or assignment of receivables except for
(i) any such merger or consolidation, sale, transfer, conveyance, lease or assignment of any wholly owned Subsidiary into, with or to any other wholly owned Subsidiary, (ii) purchases or acquisitions which comply with SECTION 6.02 provided (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) the purchase price for any single purchase or acquisition does not exceed 50% of Consolidated Tangible Net Worth of RenRe as of the date of such purchase or acquisition and (z) the aggregate purchase price of all purchases and acquisitions after the Initial Effective Date does not exceed 100% of Consolidated Tangible Net Worth of RenRe as of the Initial
Effective Date and (iii) sales of assets and Equity Interests of Subsidiaries that are not Material Subsidiaries, provided no Default or Event of Default has occurred and is continuing.

         Investments. The Account Parties will not, and will not permit or cause any of their Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any Equity Interests, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or

                                       58

any investment in cash or by delivery of property in, any other Person, other than (a) Equity Interests of Subsidiaries in existence on the Initial Effective
Date and Equity Interests permitted under SECTION 6.03, (b) acquisitions of assets permitted under SECTION 6.03, (c) Redeemable Preference Shares, and (d)
other investments made and held as permitted by the applicable Insurance Codes or other law. At any time that (x) the Tangible Net Worth of an Account Party is less than the "Substitution Event Tangible Net Worth Threshold" for such Account
Party as set forth in SCHEDULE III and (y) a Substitution Event has not yet
occurred with respect to such Tangible Net Worth condition, such Account Party shall not make or permit to be made any redemption of the Redeemable Preference
Shares held by or for the benefit of such Account Party without the prior written consent of the Administrative Agent.

         Regulations U and X. The Credit Parties will not, and will not permit or cause any of their Subsidiaries to, hold margin stock (as such term is defined in Regulation U or X) having a value in excess of 20% of the value of the assets of RenRe and its Subsidiaries taken as a whole.

         Other Agreements. The Credit Parties will not, and will not permit or cause any of their Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by the performance of their obligations under the Credit Documents or under any instrument or document delivered or to be delivered by them hereunder thereunder.

         Transactions with Affiliates. The Credit Parties will not, and will not permit or cause any of their Subsidiaries to, enter into, or cause, suffer or permit to exist, directly or indirectly, any material (whether individually or in the aggregate) arrangement, transaction or contract with any of its
Affiliates unless such arrangement, transaction or contract is on an arm's length basis; provided that (a) transactions between or among any of a Credit
Party, Top Layer Reinsurance Ltd. and any wholly-owned Subsidiary of such Credit
Party or between any wholly-owned Subsidiaries of any Credit Party and (b) any transaction expressly contemplated by written contracts of the Credit Parties and their Subsidiaries (i) entered into on or before the Initial Effective Date or (ii) if after the Initial Effective Date, providing for payment, by the
Credit Parties and their Subsidiaries in an aggregate net amount not to exceed
$10,000,000 in any Fiscal Year, in each case, shall be excluded from the restrictions set forth in this SECTION 6.07.

         No Amendment of Certain Documents. The Credit Parties will not, and will not permit or cause any of their Subsidiaries to, enter into or permit to exist any amendment, modification or waiver of the RIHL bye-laws, the Investment
Agreement, the PPM or the Custodial Agreements as in effect on the Initial
Effective Date without (i) delivering reasonable prior written notice of such amendment, modification or waiver to the Administrative Agent and, (ii) if the
Administrative Agent determines in its sole discretion that such amendment, modification or waiver would be adverse in any material respect to the interests of the Lenders, the prior written consent of the Required Lenders.

         Accounting Changes. The Credit Parties will not, and will not permit or cause any of their Subsidiaries to, (a) make or permit any material change in their accounting policies or reporting practices, except as may be required by
GAAP or SAP or (b) change the ending date of the fiscal year to a date other than December 31.

                                       59

                                  ARTICLE VII

                                EVENTS OF DEFAULT

         Full Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default with respect to RenRe and each Account Party; provided that any of the events in SECTION 7.01(F), shall not constitute an Event of Default with respect to DaVinci:

         (a) RIHL shall fail to observe, perform or comply with any condition, covenant or agreement contained in SECTION 2(H), SECTION 3 or SECTION 4 of the
RIHL Agreement; or

         (b) RenRe or RUM shall fail to observe, perform or comply with any condition, covenant or agreement contained in SECTION 1.02(A) or SECTION 1.02(B)
of the RenRe Agreement; or

         (c) RenRe or RIHL shall fail to observe, perform or comply with any other condition, covenant or agreement contained in this Agreement or any of the other Credit Documents to which it is a party and such failure shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period of thirty (30) days after the earlier of (i) the date on which a Responsible Officer of RenRe acquires knowledge thereof and (ii) the date on which written notice thereof is delivered by the
Administrative Agent or any Lender to RenRe; or

         (d) Any representation or warranty made or deemed made by or on behalf of RenRe or RIHL in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished by or on behalf of
RenRe or RIHL in connection herewith or therewith shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished; or

         (e) RenRe or RIHL shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against RenRe or RIHL seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it
(but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including without limitation the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or RenRe or RIHL shall take any corporate action to authorize any of the actions set forth above in this subsection; or

         (f) RenRe shall (i) fail to pay when due and the continuance of such default after any applicable grace period (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) any principal of or interest on any Debt (other than the Debt incurred pursuant to this Agreement) or Contingent Liability having an aggregate

                                       60

principal amount of at least $50,000,000 or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Debt or Contingent Liability, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Debt or Contingent Liability (or a trustee or agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both), such
Debt or Contingent Liability to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity; or

         (g) any judgment or order for the payment of money in excess of
$50,000,000 (excluding any portion thereof which is covered by insurance so long as the insurer is reasonably likely to be able to pay and has accepted a tender of defense and indemnification without reservation of rights) shall be rendered against RenRe or RIHL and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or (h) any provision of any Credit Document to which RenRe or RIHL is a party shall for any reason cease to be valid and binding on or enforceable against RenRe or RIHL, as applicable, or RenRe or RIHL, as applicable, shall so state in writing; or

         (i) RIHL's Pledge Agreement and Control Agreement shall for any reason
(other than pursuant to the terms thereof) cease to create in favor of the
Collateral Agent a valid and perfected first priority Lien on and security interest in the Collateral of RIHL purported to be covered thereby; or the
Collateral Agent shall cease for any reason to hold a perfected first priority
Lien on and security interest in the Collateral of RIHL required to be subjected to the Lien of RIHL's Pledge Agreement; or

         (j) any ERISA Event shall occur or exist with respect to any Plan or
Multiemployer Plan of RenRe and, as a result thereof, together with all other
ERISA Events then existing, RenRe and its ERISA Affiliates have incurred or would be reasonably likely to incur liability to any one or more Plans or
Multiemployer Plans or to the PBGC (or to any combination thereof) in excess of
$50,000,000; or

         (k) a Change of Control shall occur with respect to RenRe or RenRe shall cease to own all of the Equity Interests in RIHL other than the Redeemable
Preference Shares.

         Account Party Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default only with respect to the Account Party to which the event shall apply, provided that the occurrence of any one or more of the following events with respect to any Material
Subsidiary shall constitute an Event of Default with respect to all Account
Parties which are Material Subsidiaries:

          (l) (i) such Account Party shall fail to pay any Reimbursement
Obligation (including accrued interest thereon) on the Due Date therefor or (ii)
such Account Party shall fail to pay any commission, fee or other payment under any Credit Document, in each case under this clause (ii) within five (5)
Business Days after the same becomes due and payable; or

                                       61

         (m) such Account Party shall fail to maintain at any time Collateral in which the Collateral Agent shall have a perfected first priority Lien (other than Permitted Liens) and having a Collateral Value not less than the Letter of
Credit Outstandings of such Account Party, provided that if such Collateral
Value is not less than 95% of the Letter of Credit Outstandings, such deficiency shall continue unremedied for a period of three (3) Business Days;

         (n) such Account Party shall fail to perform or observe any term, covenant or agreement contained in SECTION 2.10, SECTION 5.01(D) or ARTICLE VI or, while a Substitution Event or a Suspension Event exists with respect to an
Account Party, the Account Party or RIHL shall fail to perform or observe any term, covenant or agreement in the Security Documents or the Bye-laws of RIHL pertaining to the redemption of the Redeemable Preference Shares or other
Collateral substitution matters; or

         (o) such Account Party shall fail to observe, perform or comply with any other condition, covenant or agreement contained in this Agreement or any of the other Credit Documents to which it is a party and such failure shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period of thirty (30) days after the date on which written notice thereof is delivered by the Administrative Agent or any Lender to such Account Party or RenRe; or

         (p) any representation or warranty made or deemed made by or on behalf of such Account Party in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished by or on behalf of such Account Party in connection herewith or therewith shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished; or

         (q) such Account Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Account Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including without limitation the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or such
Account Party shall take any corporate action to authorize any of the actions set forth above in this subsection; or

         (r) In the case of RRL or Glencoe (each, an Account Party that is a
Material Subsidiary), or DaVinci (an Account Party that is not a Material
Subsidiary), any such Account Party shall (i) fail to pay when due and continuance of such default after any applicable grace period (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) any principal of or interest on any of its Debt (other than the Debt incurred pursuant to this Agreement) or Contingent Liabilities having an aggregate principal

                                       62

amount of at least $50,000,000 or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Debt or Contingent Liability, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such
Debt or Contingent Liability (or a trustee or agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both), such Debt or
Contingent Liability to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity; or

         (s) In the case of RRE (an Account Party that is not a Material
Subsidiary), such Account Party shall (i) fail to pay when due and continuance of such default after any applicable grace period (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) any principal of or interest on any of its Debt (other than the
Debt incurred pursuant to this Agreement) or Contingent Liabilities having an aggregate principal amount of at least $15,000,000 or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Debt or Contingent
Liability, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Debt or Contingent Liability (or a trustee or agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both), such Debt or Contingent Liability to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity; or

         (t) any judgment or order for the payment of money in excess of
$50,000,000 (excluding any portion thereof which is covered by insurance so long as the insurer is reasonably likely to be able to pay and has accepted a tender of defense and indemnification without reservation of rights) shall be rendered against such Account Party and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (u) any provision of any Credit Document to which such Account Party is a party (other than a covenant of an Account Party which is a Bermuda company and such covenant constitutes a fetter on such Account Party's statutory powers)
shall for any reason cease to be valid and binding on or enforceable against such Account Party, or such Account Party shall so state in writing; or any
Security Document shall for any reason (other than pursuant to the terms thereof) cease to create in favor of the Collateral Agent a valid and perfected first priority Lien on and security interest in the Collateral of an Account
Party purported to be covered thereby; or the Collateral Agent shall cease for any reason to hold a perfected first priority Lien on and security interest in the Collateral of such Account Party; or

         (v) an Account Party that was a Subsidiary of RenRe at the time such
Account Party became a party to this Agreement shall cease to be a Subsidiary of
RenRe, unless otherwise permitted under the terms of this Agreement or the
Credit Documents; or

         (w) Any ERISA Event shall occur or exist with respect to any Plan or
Multiemployer Plan of such Account Party and, as a result thereof, together with all other ERISA Events, such Account Party and its ERISA Affiliates have incurred or would be reasonably likely to incur

                                       63

liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof) in excess of $50,000,000.

         Section 7.02   Actions in Respect of the Letters of Credit upon
Default; Remedies.

         (a) If any Event of Default shall have occurred and be continuing with respect to any or all of the Account Parties, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to such Account Parties, declare the obligation of the Issuing Bank to issue
Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and/or (ii) shall at the request, or may with the consent, of the
Required Lenders, by notice to the Account Parties, declare all amounts payable by such Account Parties under this Agreement and the other Credit Documents to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Account
Parties, and/or (iii) shall at the request, or may with the consent, of the
Required Lenders, give notice to beneficiaries of all outstanding Letters of
Credit in accordance with the terms thereof of the termination of such Letters of Credit, and/or (iv) shall at the request, or may with the consent, of the
Required Lenders, proceed to exercise the rights and remedies of the
Administrative Agent, the Collateral Agent and the Lenders under the Credit
Documents and applicable law with respect to such Account Parties, including without limitation by dating, delivering and acting upon Letters of Instruction;
provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Account Party under the Bankruptcy Law, (A) the obligation of the Issuing Bank to issue Letters of Credit for the account of such Account Party shall automatically be terminated, (B) all such amounts owed by such Account Party shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Account Parties and (C) the obligation of such Account
Parties to provide cash collateral under SECTION 7.03(B) shall automatically become effective.

         (b) If any Event of Default shall have occurred and be continuing with respect to any or all of the Account Parties, the Administrative Agent may, or
shall at the request of the Required Lenders, after having taken any of the actions described in SECTION 7.03(A) or otherwise, (i) make demand upon such
Account Parties to, and forthwith upon such demand such Account Parties will, pay to the Administrative Agent all amounts to be placed in the Cash Collateral
Accounts pursuant to SECTION 2.17 and (ii) redeem the Redeemable Preference
Shares as described in SECTION 2.16(C).

                                  ARTICLE VIII

                                   THE AGENTS

         Authorization and Action. Each Lender (in its capacity as a Lender)
hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Credit Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Credit Documents, no Agent shall be required to exercise any discretion or take any action, but shall be required to act

                                       64

(in the case of the Administrative Agent) or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders or all the Lenders where unanimity is required, and such instructions shall be binding upon all Lenders; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law.

         Agents' Reliance, etc. Neither any Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Credit
Documents, except for its or their own gross negligence or willful misconduct.
Without limitation of the generality of the foregoing, each Agent: (a) may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Credit Documents; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Credit Document on the part of any Credit Party or to inspect the property (including the books and records) of any Credit
Party; (d) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Credit Document or any other instrument or document furnished pursuant thereto; and (e) shall incur no liability under or in respect of any Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram or telecopy) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

         Wachovia and Affiliates. With respect to its L/C Commitments and the
Letter of Credit Advances, Wachovia shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Wachovia in its individual capacity. Wachovia and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Credit Party, any of its Subsidiaries and any
Person that may do business with or own securities of any Credit Party or any such Subsidiary, all as if Wachovia were not an Agent and without any duty to account therefor to the Lenders.

         Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in SECTION 4.06(B) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                                       65

         Section 8.01   Indemnification.

         (a) Each Lender severally agrees to indemnify each Agent and its officers, directors, employees, agents, advisors and Affiliates (to the extent not promptly reimbursed by the Credit Parties) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent or any such other Person in any way relating to or arising out of the Credit Documents or any action taken or omitted by such Agent under the Credit Documents; provided, however, that no
Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's or other Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses
(including without limitation Attorneys Costs) payable by the Credit Parties under SECTION 9.03, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Credit Parties.

         (b) For purposes of this SECTION 8.05, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of
(i) the aggregate principal amount of the Letter of Credit Advances outstanding at such time and owing to the respective Lenders, (ii) their respective Pro Rata
Shares of the aggregate Available Amounts of all Letters of Credit outstanding at such time and (iii) their respective Unused L/C Commitments at such time. The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this SECTION 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Credit Documents.

         Successor Administrative Agent. Any Agent may resign at any time by giving written notice thereof to the Lenders and RenRe and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal of the Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject (so long as no Event of
Default exists) to the consent of RenRe (which consent shall not be unreasonably withheld). If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the
Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor
Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as
Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative
Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Credit Documents. If within 45

                                       66

days after written notice is given of the retiring Administrative Agent's resignation or removal under this SECTION 8.06 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such
45th day (i) the retiring Administrative Agent's resignation or removal shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Credit Documents and (iii)
the Required Lenders shall thereafter perform all duties of the retiring
Administrative Agent under the Credit Documents until such time, if any, as the
Required Lenders appoint a successor Administrative Agent as provided above.
After any retiring Agent's resignation or removal hereunder as Agent shall have become effective, the provisions of this ARTICLE VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If the Collateral Agent resigns or is removed at any time and no successor Collateral Agent has been appointed and agreed to serve as such, the
Administrative Agent shall be the Collateral Agent. If any Co-Documentation
Agent ceases to be a Lender hereunder, it shall be deemed to have resigned as
Co-Documentation Agent and no replacement shall be appointed. If Lloyds TSB Bank ceases to be a Lender hereunder, it shall be deemed to have resigned as managing agent and no replacement shall be appointed.

         Section 8.02    Collateral Matters.

         (a) The Administrative Agent and the Collateral Agent are authorized on behalf of the Lenders, without the necessity of any further notice to or consent from any of the Lenders, from time to time to take any action with respect to any Collateral or Security Document that may be necessary or as it may deem to be appropriate to perfect, maintain and protect the security interests in and
Liens on the Collateral granted pursuant to the Security Documents.

         (b) The Lenders irrevocably authorize the Administrative Agent (acting directly or through the Collateral Agent) to release any security interest in or
Lien on the Collateral held by it pursuant to the Security Documents (i) upon the termination of the Issuing Bank's obligation to issue Letters of Credit hereunder, the payment in full of the Obligations and the satisfaction and termination in full of all other Letter of Credit Outstandings, (ii) that is sold or disposed of as permitted hereunder or any other Credit Document or to which the requisite number or percentage of Lenders have consented or (iii)
otherwise pursuant to and in accordance with the provisions of any applicable
Credit Document. Upon request by the Administrative Agent at any time, the
Lenders will confirm in writing the Administrative Agent's authority to release
Collateral pursuant to this subsection (b).

         Co-Documentation Agents, Managing Agent. Notwithstanding any other provision of this Agreement or any of the other Credit Documents, the
Co-Documentation Agents and any managing agent are named as such for recognition purposes only, and in their capacities as such shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.

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                                   ARTICLE IX

                                  MISCELLANEOUS

         Amendments, etc. Except as expressly provided in SECTION 2.19 with respect to any extension of the Expiration Date, no amendment or waiver of any provision of this Agreement or any other Credit Document, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Issuing Bank and the Required
Lenders (and, in the case of an amendment, RenRe), and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than (A) any
Lender that is, at such time, a Defaulting Lender, and (B) in the case of clauses (vi) and (vii) below, any Lender which is not and will not be (and is not and will not be owed any obligation which is or will be) affected thereby);
do any of the following at any time: (i) waive any of the conditions specified in SECTION 3.02 or, in the case of the Restatement Effective Date, SECTION 3.01,
(ii) change the percentage of (x) the L/C Commitments, (y) the aggregate unpaid principal amount of the Letter of Credit Advances or (z) the aggregate Available
Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) release any
Credit Party or otherwise limit such Credit Party's liability with respect to the Obligations owing to the Agents and the Lenders, (iv) amend this SECTION
9.01, (v) except as provided in SECTION 2.18, increase the L/C Commitments of the Lenders or subject the Lenders to any additional obligations, (vi) reduce the principal of, or interest on, any reimbursement obligation or any fees or other amounts payable hereunder, or increase any Lender's L/C Commitment except as provided in SECTION 2.18, (vii) postpone any date fixed for any payment of principal of, or interest on, any reimbursement obligation or any fees or other amounts payable hereunder, (viii) limit the liability of any Credit Party under any of the Credit Documents, or (ix) release any of the Collateral if such release would cause the aggregate Collateral Value to be less than the Letter of
Credit Outstandings; provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Credit Documents.

         Section 9.01   Notices, etc.

        (a) All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and telecopied or delivered (by mail, overnight delivery service or otherwise), if to any Account Party, to
RenRe at the address set forth below on the signature pages hereof; if to any
Lender, at its Lending Office; if to Wachovia (in its capacity as Issuing Bank)
at its address at 401 Linden Street, Mail Code NC-6034, Winston-Salem, North
Carolina 27101, Attn: International Operations - Standby Letter of Credit
Department, Telecopy No. (336) 735-0952; and if to the Administrative Agent or
Collateral Agent, at its address at Charlotte Plaza Building CP-23, 201 South
College Street, Charlotte, North Carolina 28288-0680, Attn: Syndication Agency
Services, Telecopy No. (704) 383-0288; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective, (i) when telecopied, when transmitted by telecopier, (ii) when delivered via reputable overnight delivery service, on the next Business Day

                                       68

following the date of mailing with such overnight delivery service, and (iii)
otherwise, upon delivery to the party receiving notice, except that notices and communications to the Administrative Agent pursuant to ARTICLE II, III or VII shall not be effective until received by the Administrative Agent. Manual delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof. Notwithstanding the foregoing, all communications and reports from the Credit Parties to the Lenders generally (other than notices required under SECTION 5.01(D)) may be made by posting to the IntraLinks (or comparable successor service acceptable to the Administrative Agent) web site, with e-mail notice timely initiated by the applicable web service, in which case such communications and reports will be effective when posted and the applicable notices released by e-mail.

         (b) Each Credit Party hereby irrevocably and unconditionally authorizes
RenRe to deliver any and all notices, statements, consents or other communications required or allowed on behalf of each of the Credit Parties pursuant to the Credit Documents, and the Administrative Agent, the Issuing
Bank, the Collateral Agent and the Lenders shall be fully protected in relying upon any such notice, statement, consent or other communication delivered by
RenRe.

         Section 9.02   Costs and Expenses; Indemnification.

         (a) RenRe and each Account Party agrees whether or not the transactions contemplated by this Agreement shall be consummated, to pay on demand (i) all reasonable costs and expenses of the Administrative Agent, the Collateral Agent and of the Issuing Bank in connection with (A) the preparation, execution, delivery, administration, modification and amendment of the Credit Documents (B)
the administration, monitoring and review of the Collateral, (C) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any
Collateral and (D) the creation, perfection and maintenance of the perfection of the Collateral Agent's Liens upon the Collateral, including, without limitation, lien search, filing and recording fees (including without limitation (x) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, out-of-pocket expenses for travel, meals, long-distance telephone calls, wire transfers, facsimile transmissions and copying and with respect to the engagement of appraisers, consultants, auditors or similar Persons by the Administrative Agent or Collateral Agent at any time, whether before or after the Initial Effective Date, to render opinions concerning the value of the Collateral, and (y) the Attorney Costs for the
Administrative Agent, Collateral Agent and Issuing Bank with respect thereto
(including local Bermuda and Pennsylvania counsel), with respect to advising the
Administrative Agent and Collateral Agent as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Credit Documents, with respect to negotiations with any
Credit Party or with other creditors of any Credit Party or any of its
Subsidiaries arising out of any Default or Event of Default or any events or circumstances that may give rise to a Default or Event of Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all reasonable costs and expenses of each Agent, the Issuing Bank and each Lender in connection with the enforcement of the Credit Documents (including without limitation in connection with the sale of, collection from, or other realization upon, the

                                       69

Collateral), whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally
(including without limitation the reasonable Attorney Costs for the
Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender with respect thereto).

         (b) RenRe agrees whether or not the transactions contemplated by this
Agreement shall be consummated, to indemnify and hold harmless each Agent, the
Arranger, the Issuing Bank, each Lender and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an
"Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including without limitation reasonable Attorney
Costs) that may be incurred by or asserted or awarded against any Indemnified
Party, in each case arising out of or in connection with or by reason of
(including without limitation in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) this
Agreement, the other Credit Documents, the actual or proposed use of the proceeds of the Letter of Credit Advances or any of the transactions contemplated thereby or any transaction financed or supported by (or to be financed or supported by) in whole or in part, directly or indirectly, with the proceeds of any Letters of Credit, or any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, related to any of the foregoing, and in any case whether or not such Indemnified
Party is a party to any such action, proceeding or suit or a subject of any such inquiry or investigation, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this SECTION 9.03(B) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Credit Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Credit Documents are consummated. Each of RenRe and the Account Parties also agrees not to assert any claim against any Agent, the Arranger, any Lender or any of their
Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the credit facilities provided hereunder, the actual or proposed use of the proceeds of the Letter of
Credit Advances or the Letters of Credit, the Credit Documents or any of the
transactions contemplated by the Credit Documents. All of the foregoing indemnified costs of any Indemnified Party shall be paid or reimbursed by RenRe, as and when incurred and within ten Business Days after demand.

         (c) Without prejudice to the survival of any other agreement of any
Credit Party hereunder or under any other Credit Document, the agreements and obligations of the Credit Parties contained in SECTION 2.07 and this SECTION
9.03 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Credit Documents.

         Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default with respect to a Credit Party and (b) the making of the request or the granting of the consent specified by SECTION 7.03 to authorize the Administrative Agent to declare amounts owing hereunder by such Credit Party to be due and payable pursuant to the provisions of

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SECTION 7.03, each Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits of such
Credit Party (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of such Credit Party against any and all of the Obligations of such Credit Party now or hereafter existing under the Credit Documents, irrespective of whether such Agent or such Lender shall have made any demand under this Agreement and although such Obligations may be unmatured. Each Agent and each Lender agrees promptly to notify RenRe after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.
The rights of each Agent and each Lender and their respective Affiliates under this SECTION 9.04 are in addition to other rights and remedies (including without limitation other rights of set-off) that such Agent, such Lender and their respective Affiliates may have.

         Section 9.03  Assignments and Participations.

         (a) Each Lender may, and so long as no Default or Event of Default shall have occurred and be continuing, if demanded by RenRe (following a demand by such Lender pursuant to SECTION 2.12) upon at least five (5) Business Days notice to such Lender and the Administrative Agent, will, assign to one or more
Eligible Assignees all or a portion of its rights and obligations under this
Agreement (including without limitation all or a portion of its L/C Commitment, its Letter of Credit Participating Interest Commitment and the Letter of Credit
Advances owing to it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations of such Lender hereunder, except for any non-pro rata assignment made by a
Downgraded Lender after a request by the Issuing Bank pursuant to SECTION 2.14
(and any subsequent non-pro rata assignment of the interest so assigned by the
Downgraded Lender) and any other non-pro rata assignment approved by the
Administrative Agent and RenRe, (ii) except in the case of an assignment to a
Person that, immediately prior to such assignment, was a Lender or an Affiliate of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the L/C Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 unless it is an assignment of the entire amount of such assignor's L/C Commitment, (iii) each such assignment shall be to an Eligible
Assignee, (iv) each assignment made as a result of a demand by RenRe pursuant to
SECTION 2.12 shall be arranged by RenRe after consultation with the
Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by RenRe pursuant to SECTION 2.12 unless and until such Lender shall have received one or more payments from either the applicable Account Party or other Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Letter of Credit Advances made by such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vi) as a result of such assignment, no Account Party shall be subject to additional amounts under
SECTION 2.06 or 2.08 and (vii) the parties to each such

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assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.00. In connection with each assignment permitted hereunder, RenRe agrees to cause to be provided to the assignee, upon request, the opinions described in SECTION 3.01(I)(G) (whether by a reliance provision in the original opinion or by a reliance letter or new opinion delivered to the assignee).

         (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and
Acceptance, have the rights and obligations of a Lender, hereunder and (ii) the
Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under SECTIONS 2.06, 2.08 and 9.03 to the extent any claim thereunder relates to an event arising prior to such assignment and any other rights that are expressly provided hereunder to survive) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (c) By executing and delivering an Assignment and Acceptance, each
Lender assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any
Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Credit Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit
Party or the performance or observance by any Credit Party of any of its obligations under any Credit Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in SECTION 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible
Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

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         (d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Account Parties, shall maintain at its address referred to in SECTION 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the L/C Commitment of, and principal amount of the
Letter of Credit Advances owing to, each Lender from time to time (the
"Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Credit Parties, the Agents and the
Lenders shall treat each Person whose name is recorded in the Register as a
Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Credit Party or any Agent or any Lender at any
reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such
Assignment and Acceptance has been completed and is in substantially the form of
EXHIBIT B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to RenRe and to the parties to such Assignment and Acceptance.

         (f) Each Lender may sell participations to one or more Persons (other than any Credit Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its L/C Commitment, its Letter of Credit Participating Interest
Commitment and the Letter of Credit Advances owing to it); provided, however, that (i) such Lender's obligations under this Agreement (including without limitation its Letter of Credit Participating Interest Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Credit Parties, the
Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this
Agreement and (iv) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Credit
Document, or any consent to any departure by any Credit Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, reimbursement obligations or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the reimbursement obligations or any fees or other amounts payable hereunder, in each case to the extent subject to such participation. Each Lender shall, as agent of the Account Parties solely for the purposes of this Section, record in book entries maintained by such Lender, the name and amount of the participating interest of each Person entitled to receive payments in respect of any participating interests sold pursuant to this Section.

         (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 9.05, disclose to the assignee or participant or proposed assignee or participant any information relating to any Credit Party furnished to such Lender by or on behalf of any Credit Party; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

         (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement

                                       73

(including without limitation the Letter of Credit Advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

         No Waiver. The rights and remedies of the Agents and the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Substitution Event, Suspension Event, Default or Event of Default.
No course of dealing between any of the Credit Parties and the Agents or the
Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Substitution Event, Suspension Event, Default or
Event of Default. No notice to or demand upon any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

         Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and all references herein to any party shall be deemed to include its successors and assigns; provided, however, that (i) none of the
Credit Parties shall sell, assign or transfer any of its rights, interests, duties or obligations under this Agreement without the prior written consent of all of the Lenders and (ii) any assignees and participants shall have such rights and obligations with respect to this Agreement and the other Credit
Documents as are provided for under and pursuant to the provisions of SECTION
9.05.

         Survival. All representations, warranties and agreements made by or on behalf of the Credit Parties in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof and the issuance and repayment of the Letters of Credit. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses shall survive the termination of all Letter of Credit Participating
Interest Commitments and commitments to issue Letters of Credit, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to Letter of Credit Advances, and any termination of this Agreement or any of the other Credit Documents.

         Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this
Agreement in any jurisdiction.

         Construction. The headings of the various articles, sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning

                                       74

or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

         Confidentiality. Each Lender agrees to keep confidential, pursuant to its customary procedures for handling confidential information of a similar nature and in accordance with safe and sound banking practices, all nonpublic information provided to it by or on behalf of the Credit Parties in connection with this Agreement or any other Credit Document; provided, however, that any
Lender may disclose such information (a) to its directors, employees and agents and to its auditors, counsel and other professional advisors, (b) at the demand or request of any bank regulatory authority, court or other Governmental
Authority having or asserting jurisdiction over such Lender, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirements of Law, (c) in connection with any proceeding to enforce its rights hereunder, under any other Credit Document or in any other litigation or proceeding in connection with the Credit Documents, (d) to the
Agents or any other Lender, (e) to the extent the same has become publicly available other than as a result of a breach of this Agreement and (f) pursuant to and in accordance with the provisions of SECTION 9.05.

         Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Administrative Agent and RenRe of written or telephonic notification of such execution and authorization of delivery thereof.

         Disclosure of Information. The Credit Parties agree and consent to the
Administrative Agent's disclosure of information relating to this transaction to
Gold Sheets and other similar bank trade publications. Such information will consist of deal terms and other information customarily found in such publications.

         Entire Agreement. THIS AGREEMENT AND THE OTHER DOCUMENTS AND
INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH (A) EMBODY THE ENTIRE
AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO
THE SUBJECT MATTER HEREOF AND THEREOF, (B) SUPERSEDE ANY AND ALL PRIOR
AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE
SUBJECT MATTER HEREOF AND THEREOF, INCLUDING, WITHOUT LIMITATION, THE COMMITMENT
LETTER FROM WACHOVIA TO RENRE DATED MARCH 12, 2004, BUT SPECIFICALLY EXCLUDING
THE FEE LETTER, AND (C) MAY NOT BE AMENDED, SUPPLEMENTED, CONTRADICTED OR
OTHERWISE MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL
AGREEMENTS OF THE PARTIES.

         Governing Law; Consent to Jurisdiction. THIS AGREEMENT AND THE OTHER
CREDIT DOCUMENTS HAVE BEEN EXECUTED, DELIVERED AND ACCEPTED IN, AND SHALL BE
DEEMED TO HAVE BEEN MADE IN, NEW YORK AND SHALL BE

                                       75

GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE
OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL
OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO THE
CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT EACH LETTER OF CREDIT SHALL
BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OR RULES
DESIGNATED IN SUCH LETTER OF CREDIT OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED,
THE INTERNATIONAL STANDBY PRACTICES OF THE INTERNATIONAL CHAMBER OF COMMERCE AS
IN EFFECT FROM TIME TO TIME (THE "ISP"), AND, AS TO MATTERS NOT GOVERNED BY THE
ISP, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAW
PROVISIONS THEREOF). EACH CREDIT PARTY HEREBY CONSENTS TO THE NONEXCLUSIVE
JURISDICTION OF ANY STATE COURT WITHIN NEW YORK COUNTY, NEW YORK OR ANY FEDERAL
COURT LOCATED WITHIN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK FOR ANY
PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR
ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT
DOCUMENTS, OR ANY PROCEEDING TO WHICH THE AGENT OR ANY LENDER OR ANY CREDIT
PARTY IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN
CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER
ORAL OR WRITTEN) OR ACTIONS OF ANY AGENT OR ANY LENDER OR PROCEEDING TO WHICH
ANY AGENT OR ANY LENDER OR ANY CREDIT PARTY IS A PARTY. EACH CREDIT PARTY
IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY
JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION
THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON
CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. EACH CREDIT PARTY CONSENTS
THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO
IT AT THE ADDRESS OF ITS AGENT FOR SERVICE OF PROCESS, CT CORPORATION SERVICE,
111 8TH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK, 10011, AND SERVICE SO MADE SHALL
BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE
(3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND
PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE
LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY
AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST ANY CREDIT PARTY
IN THE COURTS OF ANY OTHER JURISDICTION.

         Waiver of Jury Trial. Each of the Credit Parties, the Agents and the
Lenders irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Credit Documents, the Letter of Credit Advances or the
actions of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       76

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       RENAISSANCE REINSURANCE LTD.

                                       By: /s/ John M. Lummis
                                           --------------------------------
                                       Name:  John M. Lummis
                                       Title: Executive Vice President and Chief
                                              Financial Officer

                                       RENAISSANCE REINSURANCE OF EUROPE

                                      By: /s/ Michael Greene
                                          ---------------------------------
                                      Name:  Michael Greene
                                      Title: Director

                                      GLENCOE INSURANCE LTD.

                                      By: /s/ John M. Lummis
                                          ---------------------------------
                                      Name:  John M. Lummis
                                      Title: Executive Vice President and Chief
                                             Financial Officer

                             (SIGNATURES CONTINUED)

                                      DAVINCI REINSURANCE LTD.

                                      By: /s/ John M. Lummis
                                          ----------------------------------
                                      Name:  John M. Lummis
                                      Title: Chief Financial Officer

                                      RENAISSANCERE HOLDINGS LTD.

                                      By:  /s/ John M. Lummis
                                           ---------------------------------
                                      Name:  John M. Lummis
                                      Title: Executive Vice President and Chief
                                             Financial Officer

                                      Address for each Credit Party:
                                      Renaissance House
                                      8-12 East Broadway
                                      Pembroke HM 19 Bermuda
                                      Telecopy: (441) 292-9453

                             (SIGNATURES CONTINUED)

                                      S-2

                                      WACHOVIA BANK, NATIONAL
                                      ASSOCIATION, as Administrative Agent, as
                                      Collateral Agent, as Issuing Bank and as a
                                      Lender

                                      By: /s/ William R. Goley
                                          -----------------------------------
                                      Name:  William R. Goley
                                      Title: Director

                                      NATIONAL AUSTRALIA BANK LIMITED,
                                      ABN 12-004-044-937, as Co-Documentation
                                      Agent and as a Lender

                                      By: /s/ Lawrence M. Karp
                                          -----------------------------------
                                      Name:  Lawrence M. Karp
                                      Title: Director

                                      ING BANK, N.V., LONDON BRANCH, as
                                      Co-Documentation Agent and as a Lender

                                      By: /s/ N. J. Marchant
                                          -----------------------------------
                                      Name:  N. J. Marchant
                                      Title: Director

                                      By: /s/ M. E. R. Sharman
                                          -----------------------------------
                                      Name:   M. E. R. Sharman
                                      Title: Managing Director

                                      BARCLAYS BANK PLC, as Co-Documentation
                                      Agent and as a Lender

                                      By: /s/ Paul Johnson
                                          -----------------------------------
                                      Name:  Paul Johnson
                                      Title: Relationship Director

                             (SIGNATURES CONTINUED)

                                      S-3

                                      LLOYDS TSB BANK PLC, as Managing Agent
                                      and as a Lender

                                      By: /s/ Michael J. Gilligan
                                          -----------------------------------
                                      Name:  Michael J. Gilligan
                                      Title: Director, Financial Institutions,
                                             USA G311

                                      LLOYDS TSB BANK PLC, as Managing Agent
                                      and as a Lender

                                      By: /s/ James M. Rudd
                                          -----------------------------------
                                      Name:  James M. Rudd
                                      Title:  Vice President, Financial
                                      Institutions,
                                      USA R091

                                      FLEET NATIONAL BANK, as a Lender

                                      By: /s/ George Urban
                                          -----------------------------------
                                      Name:  George Urban
                                      Title: Vice President

                                      MELLON BANK, N.A., as a Lender

                                      By: /s/ Karla K. Maloof
                                          -----------------------------------
                                      Name:  Karla K. Maloof
                                      Title: First Vice President

                                      THE BANK OF NOVA SCOTIA, as a Lender

                                      By: /s/ Todd S. Meller
                                          -----------------------------------
                                      Name: Todd S. Meller
                                      Title: Managing Director

                             (SIGNATURES CONTINUED)

                                      S-4

                                      CITIBANK, N.A., as a Lender

                                      By: /s/ Michael A. Taylor
                                          ----------------------------------
                                      Name:  Michael A. Taylor
                                      Title: Managing Director

                                      ROYAL BANK OF SCOTLAND PLC, as a Lender

                                      By: /s/ John Mallett
                                          -----------------------------------
                                      Name:  John Mallet
                                      Title: Relationship Director - Insurance,
                                             Financial Institutions Group

                                      S-5